Exhibit 10.49

EXECUTION VERSION

EXCHANGE AGREEMENT

BY AND AMONG

KADMON HOLDINGS, LLC,

KADMON PHARMACEUTICALS, LLC

AND

THE INVESTORS LISTED ON ANNEX I

June 8, 2016

ARTICLE VIII MISCELLANEOUS PROVISIONS		13

8.1	Amendment	13

8.2	Extension; Waiver	13

8.3	No Third Party Beneficiaries	13

8.4	Successors and Assigns	13

8.5	Entire Agreement	13

8.6	Notices	14

8.7	Governing Law; Choice or Jurisdiction and Venue	15

8.8	Waiver of Jury Trial	15

8.9	Remedies	16

8.10	Severability	16

8.11	Replacement of Certificates	16

8.12	Termination of the Credit Agreement	16

8.13	Counterparts; Facsimile Signatures	17

8.14	Incorporation of Recitals, Annexes, Exhibits and Schedules	17

8.15	Interpretation; Construction	17

8.16	Headings	18

Exhibit A	Form of Joinder
Exhibit B	Form of Preferred Stock COD
Exhibit C	Form of Registration Rights Agreement

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EXCHANGE AGREEMENT

This EXCHANGE AGREEMENT (this “Agreement”), dated as of June 8, 2016, is by and among KADMON HOLDINGS, LLC, a Delaware limited liability company (“Holdings”), KADMON PHARMACEUTICALS, LLC, a Pennsylvania limited liability company (the “Company”), and each investor identified on the signature pages hereto (collectively, the “Investors” and each, an “Investor”).

WHEREAS, the Company, Holdings, the other guarantors party thereto, the Investors, and Macquarie US Trading LLC, as administrative agent, collateral agent and custodian (in such capacity, the “Administrative Agent”) are party to that certain Third Amended and Restated Senior Secured Convertible Credit Agreement, dated as of August 28, 2015 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”).

WHEREAS, pursuant to the terms of the Credit Agreement, each Investor has advanced a loan (collectively, the “Loans” and each, a “Loan”) to the Company in the outstanding principal amounts set forth opposite such Investor’s name on Annex I.

WHEREAS, pursuant to the terms of the Credit Agreement, the Loans may be converted, at each Investor’s election, to fully paid and non-assessable Equity Interests of Holdings.

WHEREAS, Holdings intends to convert from a limited liability company to a corporation and, thereafter, consummate a firm-commitment underwritten initial public offering of its Common Stock (the “Holdings IPO”).

WHEREAS, subject to the terms and conditions set forth in this Agreement, the Investors desire to convert their Loans pursuant to the terms of the Credit Agreement, as provided for and as otherwise set forth herein.

NOW, THEREFORE, in consideration of the premises and the mutual benefits to be derived from this Agreement and the representations, warranties, covenants, agreements and conditions contained herein, the parties hereto hereby agree as set forth below.

ARTICLE I
DEFINITIONS

Capitalized terms used herein shall have the respective meanings assigned to such terms in Annex II. Capitalized terms used herein but not defined in Annex II shall have the meanings assigned to such terms in the Credit Agreement.

ARTICLE II
EXCHANGE; CLOSING

2.1                               Exchange.

(a)                                 Subject to ARTICLE VII and the other terms and conditions of this Agreement, at the Closing the Loans shall be converted as set forth below:

(i)                                     Each Investor’s Allocable Share of the Converted Unregistered Common Amount shall automatically be converted into shares of Common Stock in accordance with the terms of the Credit Agreement; provided that, notwithstanding anything to the contrary contained in the Credit Agreement, with respect to the conversion contemplated by this Section 2.1(a)(i), (i) the “Conversion Price” shall be an amount equal to the Adjusted Conversion Price, (ii) the “Conversion Date” shall be the Closing Date, (iii) this Agreement shall constitute the “Conversion Notice,” and (iv) the “Conversion Amount” shall be an amount equal to the Converted Unregistered Common Amount.

(ii)                                  Each Investor’s Allocable Share of Converted Registered Common Amount shall automatically be converted into shares of Common Stock in accordance with the terms of the Credit Agreement; provided that, notwithstanding anything to the contrary contained in the Credit Agreement, with respect to the conversion contemplated by this Section 2.1(a)(ii), (i) the “Conversion Price” shall be an amount equal to the Adjusted Registered Conversion Price, (ii) the “Conversion Date” shall be the Closing Date, (iii) this Agreement shall constitute the “Conversion Notice,” and (iv) the “Conversion Amount” shall be an amount equal to the Converted Registered Common Amount.

(iii)                               Each Investor’s Allocable Share of the Converted Preferred Amount shall automatically be converted into shares of Preferred Stock at a conversion price of $1,000 per share.

(iv)                              In consideration of the make-whole payable with respect to the outstanding Loans in connection with specific prepayment events, the Investors shall be paid an aggregate amount equal to the Make-Whole Amount. Each Investor’s Allocable Share of the Make-Whole Amount shall be paid through the delivery to such Investor of the number of newly issued shares of Common Stock obtained by dividing the Make-Whole Amount by the Adjusted Conversion Price.

(b)                                 Each Investor hereby agrees, and the Administrative Agent hereby acknowledges, that after giving effect to the transactions described in Section 2.1(a), all Loans and accrued interest thereon shall be deemed paid in full and no longer outstanding.

(c)                                  At the Closing, the transactions described in Section 2.1(a) shall be deemed to occur concurrently with the consummation of the Holdings IPO.

2.2                               Closing.

(a)                                 The transactions described in Section 2.1(a) shall take place at the offices of DLA Piper LLP, 1251 Avenue of the Americas, New York, New York 10020 at a closing (the “Closing”) on the Closing Date.

(b)                                 At the Closing, Holdings shall deliver or cause to be delivered to the Investors:

(i)                                     A signed counterpart to each Related Agreement to which Holdings or the Company is a party;

(ii)                                  A certificate, dated as of the Closing Date, signed by a duly authorized officer of each of Holdings and the Company, certifying that the conditions set forth in Sections 7.1(a), 7.1(b), 7.1(c), 7.1(g), 7.1(h), 7.1(i), and 7.1(j) have been satisfied;

(iii)                               Certificates evidencing (x) the number of shares of Common Stock issuable upon the conversions described in Sections 2.1(a)(i), 2.1(a)(ii), and 2.1(a)(iv), together with payment in lieu of any fraction of a share, as provided in Section 15.03 of the Credit Agreement, and (y) the number of shares of Preferred Stock issuable upon the conversion described in Section 2.1(a)(iii), together with payment in lieu of any fraction of a share;

(iv)                              A Certificate of the Secretary of Holdings, dated as of the Closing Date, (i) certifying the resolutions adopted by the Board approving the transactions contemplated by this Agreement and the Related Agreements and the issuance of the Common Stock and Preferred Stock contemplated by Section 2.1(a), (ii) certifying the current versions of the Charter and By-laws of Holdings, in each case as amended, restated and/or supplemented, and (iii) certifying as to the signatures and authority of persons signing this Agreement and the Related Agreements on behalf of each of Holdings and the Company; and

(v)                                 A stamped copy of the Preferred Stock COD, as filed with the Secretary of State of the State of Delaware.

(c)                                  At the Closing, each Investor, severally and not jointly, shall deliver or cause to be delivered to Holdings a signed counterpart to each Related Agreement to which such Investor is a party.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF HOLDINGS AND THE COMPANY

Each of Holdings and the Company represents and warrants to each Investor, as of the date hereof, as set forth below:

3.1                               Power and Authority.

Each of Holdings and the Company (a) is duly organized and validly existing under the laws of its jurisdiction of organization, (b) has all requisite corporate or other organizational power, and has all governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted except to the extent that failure to have the same could not reasonably be expected to have a Material Adverse Effect, (c) is qualified to do business and is in good standing in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary except to the extent that failure to have the same could not reasonably be expected to have a Material Adverse Effect,

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and (d) has full power and authority to perform its obligations under this Agreement and each Related Agreement to which it is a party.

3.2                               Authorization; Enforceability.

The transactions contemplated by this Agreement and each Related Agreement are within each of Holdings’ and the Company’s corporate or other organizational powers and have been duly authorized by all necessary corporate or other organizational action and, if required, by all necessary stockholder or member action. This Agreement has been duly executed and delivered by each of Holdings and the Company and constitutes, and each of the other Related Agreements to which Holdings and the Company is a party when executed and delivered by Holdings and the Company will constitute, a legal, valid and binding obligation of Holdings and the Company, enforceable against Holdings and the Company in accordance with its terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors’ rights and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

3.3                               Capitalization.

(a)                                 Except as set forth on Schedule 3.3 hereto, neither Holdings nor the Company has outstanding any Equity Interests or securities convertible or exchangeable for any Equity Interests or containing any profit participation features, and neither Holdings nor the Company has any outstanding rights (including preemptive rights, rights of first refusal or first offer) or options to subscribe for or purchase its Equity Interests or any securities convertible into or exchangeable for its Equity Interests. Neither Holdings nor the Company is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any Equity Interests or other warrants, options or other rights to acquire its Equity Interests. Schedule 3.3 hereto describes all Equity Interests issued by Holdings and all warrants, options or other rights to acquire its Equity Interests on or prior to the date hereof.

(b)                                 When issued pursuant to this Agreement, the Common Stock and Preferred Stock issuable pursuant to Section 2.1(a), will be duly authorized, duly and validly issued, fully paid and nonassessable, free and clear of all liens and will not be subject to preemptive or similar rights of the holders of Equity Interests of Holdings. No vote or approval of any class or series of capital stock or any Equity Interests in Holdings is necessary to approve the issuance of the Common Stock and Preferred Stock contemplated by Section 2.1(a).

3.4                               Financial Statements.

The Historical Financial Statements present fairly, in all material respects, the financial position and results of operations and cash flows of Holdings and its subsidiaries as of the dates and for the periods reported therein in accordance with GAAP, subject, in the case of any such unaudited financial statements, to changes resulting from audit and normal year-end adjustments. Neither Holdings nor any of its subsidiaries has any contingent liabilities or unusual forward or long-term commitments not disclosed in the Historical Financial Statements or the notes thereto,

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which, in any such case, are material in relation to the business, operations, condition (financial or otherwise), performance or property of Holdings and its subsidiaries taken as a whole.

3.5                               Junior Notes.

The conversion of the Junior Notes into shares of Common Stock, to be effective as of the Closing Date, will be on terms no more favorable to the holders of the Junior Notes than is provided to the Investors with respect to the transactions contemplated by Section 2.1(a)(i).

3.6                               Compliance.

Except as would not, individually or in the aggregate, reasonably be expected to have or result in a Material Adverse Effect, (a) neither Holdings nor any of its subsidiaries is in violation of any order of any court, arbitrator or governmental body, and (b) neither Holdings nor any of its subsidiaries is or has been in violation of any statute, rule or regulation of any Governmental Authority.

3.7                               Disclosure.

Each of Holdings and the Company has disclosed to the Investors all matters that, to its knowledge, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. None of the reports, financial statements, certificates or other information furnished in writing by or on behalf of the Holdings or the Company to the Investors in connection with the negotiation of this Agreement and the other Related Agreements or delivered hereunder or thereunder (as modified or supplemented by other information so furnished) contains any material misstatement of material fact or omits to state any material fact necessary to make the statements therein, taken as a whole, in the light of the circumstances under which they were made, not misleading.

3.8                               Reliance by the Investors.

Each of Holdings and the Company acknowledges that the Investors will rely upon the truth and accuracy of, and Holdings’ and the Company’s compliance with, the representations, warranties, agreements, covenants, acknowledgements and understandings of Holdings and the Company set forth herein.

3.9                               No Side Agreements.

Neither Holdings nor the Company is a party to any side letter or other agreement or arrangement (other than the Credit Agreement and the other Loan Documents) with any Person with respect to the Loans or the transactions contemplated by this Agreement.

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ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE INVESTORS

Each Investor represents and warrants as of the date hereof and as of the Closing Date, as set forth below.

4.1                               No Public Sale or Distribution.

The Investor is acquiring the Common Stock (excluding the Common Stock issued pursuant to Section 2.1(a)(ii)) and the Preferred Stock for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof in a manner that would violate the Securities Act or the “Blue Sky” laws of any state of the United States or the applicable laws of any other jurisdiction; provided, however, that by making the representations herein, the Investor does not agree to hold any of the Common Stock or the Preferred Stock for any minimum or other specific term and reserves the right to dispose of the Common Stock and the Preferred Stock at any time in accordance with or pursuant to a registration statement or an exemption under the Securities Act.

4.2                               Investor Status.

The Investor is one of the following: (i) an “accredited investor” as defined in Rule 501(a) under the Securities Act; (ii) a “qualified institutional buyer” as defined in Rule 144A under the Securities Act (“QIB”); or (iii) a non-”U.S. person” (as defined under Regulation S) that is purchasing the Common Stock and the Preferred Stock in an “offshore transaction” (as defined in Regulation S) in compliance with Regulation S and with laws applicable to such persons in jurisdictions outside of the United States.

4.3                               Transfer or Resale.

The Investor understands that: (i) the Common Stock and the Preferred Stock (and the shares of Common Stock issuable upon conversion thereof) have not been registered under the Securities Act or any state securities laws and (in the case of the Preferred Stock) will not be registered under the Securities Act or any state securities law; and (ii) the Investor agrees that if it decides to offer, sell or otherwise transfer any of the Common Stock, Preferred Stock or shares of Common Stock issuable upon conversion thereof, such securities may be offered, sold or otherwise transferred only: (A) to Holdings or any of its Subsidiaries, (B) pursuant to a registration statement which has been declared effective under the Securities Act, (C) for so long as such securities are eligible for resale pursuant to Rule 144A under the Securities Act, to a Person it reasonably believes is a QIB that purchases for its own account or for the account of a QIB to whom notice is given that the transfer is being made in reliance on Rule 144A under the Securities Act, (D) pursuant to Regulation S, (E) to an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act that is acquiring such securities for its own account, or for the account of such an institutional “accredited investor,” for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act, (F) pursuant to an exemption from registration provided under Section 4(a)(7) of the Securities Act or (G) pursuant to an exemption from registration provided by Rule 144 under the Securities Act or any other available exemption from

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the registration requirements of the Securities Act. The Investor acknowledges that Holdings reserves the right prior to any offer, sale or other transfer pursuant to clause (E), (F) or (G) in the immediately preceding sentence to require the delivery of opinions of counsel, certifications and/or other information satisfactory to Holdings in its reasonable discretion. The Investor acknowledges and agrees that (i) a restrictive legend to the effect of the foregoing may be placed on the certificates representing the Common Stock and Preferred Stock to be issued pursuant to this Agreement, (ii) a notation shall be made in the appropriate records of Holdings indicating that such Common Stock and Preferred Stock is subject to restrictions on transfer and, if Holdings should at some time in the future engage the services of a stock transfer agent, appropriate stop transfer restrictions will be issued to such stock transfer agent, and (iii) such Common Stock and Preferred Stock may be subject to additional transfer restrictions to the extent provided in any lock-up agreement between the Investor and the managing underwriters for the Holdings IPO. In connection with any transfer of the Preferred Shares by the Investor to an Affiliate of the Investor, the Investor shall provide written notice to the Company that the transferee is an Affiliate of the Investor and specify the number of Preferred Shares so transferred and such transferee shall, as a condition to such transfer, agree that upon any transfer by it to an Affiliate of such transferee it shall deliver written notice to the Company of the Affiliate status of such transferee and the number of Preferred Shares so transferred. The Investor understands that no active trading market currently exists for the Common Stock or the Preferred Stock, Holdings does not intend to list the Preferred Stock on any national securities exchange and an active market may not develop for the Common Stock or the Preferred Stock. Notwithstanding anything to the contrary contained in this Section 4.3, all references to “Common Stock” contained in this Section 4.3 specifically exclude the Common Stock issued pursuant to Section 2.1(a)(ii).

4.4                               Validity; Enforcement.

This Agreement has been duly and validly authorized, executed and delivered on behalf of the Investor and constitutes the legal, valid and binding obligation of the Investor, enforceable against the Investor in accordance with its terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors’ rights and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

4.5                               ERISA.

(a)                                 Either (i) the Investor is not purchasing or holding the Common Stock and the Preferred Stock (or any interest in such securities) with the assets of (A) an employee benefit plan that is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), (B) a plan, individual retirement account or other arrangement that is subject to Section 4975 of the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder (the “Code”), (C) an entity whose underlying assets are considered to include “plan assets” of any of the foregoing by reason of such plan’s, account’s or arrangement’s investment in such entity, or (D) a governmental, church, non-U.S. or other plan that is subject to any federal, state, local, non-U.S. or other laws, or rules or regulations that are similar to such provisions of ERISA or

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the Code (collectively, “Similar Laws”); or (ii) the purchase and holding of the Common Stock and the Preferred Stock by the Investor, throughout the period that it holds such securities, and the disposition of such securities or an interest therein will not constitute (i) a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, or (ii) a violation under any applicable Similar Laws.

(b)                                 Each Investor acknowledges that Holdings will rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance.

ARTICLE V
COVENANTS

5.1                               Expenses.

Promptly after written demand therefore, Holdings and the Company shall pay each Investor’s documented out-of-pocket fees and expenses relating to the negotiation of this Agreement and each Related Agreement and the transactions contemplated hereby and thereby and the Holdings IPO, including reasonably incurred legal fees and expenses of Akin Gump Strauss Hauer & Feld LLP. Notwithstanding the foregoing, the Company shall not be responsible for the fees and expenses of Skadden, Arps, Slate, Meagher & Flom LLP or any other counsel (other than Akin Gump Strauss Hauer & Feld LLP) in excess of $50,000.

5.2                               Restrictive Legends.

Except with respect to any “control” securities (as such term is understood with respect to Rule 144 under the Securities Act), at the earliest possible time when such legend is no longer required pursuant to applicable law but in any event no later than the date that is one (1) year after the Closing Date, Holdings shall remove any restrictive legend on the certificates representing the Common Stock and Preferred Stock to be issued pursuant to this Agreement.

5.3                               Board Matters.

(a)                                 From the date of this Agreement and for so long as GoldenTree Asset Management LP and its affiliates (collectively, “GTAM”) collectively beneficially own at least 7.5% of the then-outstanding Common Stock (taking into account (a) the exercise of all other options, warrants and other equity-linked securities held by GTAM and (b) the conversion of the Preferred Stock held by GTAM) (such amount, the “Threshold Amount”), GTAM will have the right, at its option, to designate one (1) director to the Board (the “GTAM Designee”) or one (1) observer to the Board (the “GTAM Observer”) (provided that such GTAM Designee is acceptable to Holdings in the good faith reasonable discretion of the Board) by providing notice to the Company naming the GTAM Designee or GTAM Observer.

(b)                                 For so long as GTAM beneficially owns at least the Threshold Amount, within 2 business days’ of GTAM providing notice to Holdings naming a GTAM Designee, Holdings shall and shall cause the Board and any applicable committee or subcommittee of the Board to take all corporate action necessary to appoint the GTAM

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Designee to the Board as of the date that is 2 business days after the date of GTAM providing such notice, in each case with a term expiring at the next annual meeting of stockholders at which directors are to be elected (the “Stockholders Meeting”). For so long as GTAM beneficially owns at least the Threshold Amount, Holdings shall and shall cause the Board and any applicable committee or subcommittee of the Board to (i) include the GTAM Designee (or any GTAM Replacement Designee (as defined below)) as a nominee for election to the Board on the slate of nominees recommended by the Board and any applicable committee or subcommittee of the Board in Holdings’ proxy statement and on its proxy card relating to the Stockholders Meeting, (ii) use its commercially reasonable efforts to cause the election of the GTAM Designee to the Board at any Stockholders Meeting, including by recommending that Holdings’ stockholders vote in favor of the GTAM Designee and otherwise supporting the GTAM Designee in a manner no less rigorous and favorable than the manner in which Holdings supports the Board’s other nominees to the Board and (iii) appoint the GTAM Designee (or GTAM Replacement Designee) to each committee and subcommittee of the Board (including any such committee and subcommittee which may subsequently be created) on which such person desires to serve, subject to applicable restrictions under the corporate governance listing standards of the New York Stock Exchange. For so long as GTAM beneficially owns at least the Threshold Amount, if the GTAM Designee (or any GTAM Replacement Designee) is unable or unwilling to serve as a director, resigns as a director (including as the result of a failure to receive the requisite vote at a Stockholders Meeting) or is removed as a director, then GTAM shall have the ability to designate a substitute designee (a “GTAM Replacement Designee”) to fill such vacancy created by the departure of the GTAM Designee by providing notice to Holdings, and Holdings shall and shall cause the Board and any applicable committee or subcommittee of the Board to take all corporate action necessary to appoint the GTAM Replacement Designee to the Board as of the date that is 2 business days after the date of GTAM providing such notice, in each case with a term expiring at the Stockholders Meeting. Each GTAM Designee or GTAM Replacement Designee that serves as a member of the Board (or committee or subcommittee of the Board) shall have the same rights and benefits, including with respect to insurance, indemnification, exculpation, compensation and fees, as are applicable to all independent directors of Holdings (or, in the case of services as a member of a committee or subcommittee of Holdings, as are applicable to the other members of such committee or subcommittee). Notwithstanding anything to the contrary, GTAM shall not have the right to have a GTAM Designee included in the Board’s slate nominated for election to the Board if the election of such GTAM Designee would cause more than one representative of GTAM to be serving on the Board.

(c)                                  The GTAM Observer shall be entitled to (i) attend (in person, telephonically or by such other means as is normally available to members of the Board) all meetings (both regular and special) of the Board and each committee and subcommittee of the Board (including executive or similar sessions), in a nonvoting capacity only, (ii) receive written notice of, and agendas for, all meetings (both regular and special) of the Board and each committee and subcommittee of the Board (including proposed minutes of previous meetings if not previously ratified) at the same time as members of the Board receive such notice and agendas, (iii) if the Board or any committee or subcommittee of the Board proposes to take any action by written consent in lieu of a meeting, receive (A) a draft of such written consent at the same time and in the same manner as if the GTAM

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Observer were a member of the Board or such committee or subcommittee of the Board and (B) a copy of such written consent when sent to members of the Board or such committee or subcommittee of the Board for execution and (iv) receive all other documents, notices, presentations, minutes, reports, consents, resolutions and written materials provided to members of the Board and each committee and subcommittee of the Board. The GTAM Observer may contact any member of the Board and each committee and subcommittee of the Board to discuss pending actions and any other matters in such body’s discretion. The GTAM Observer shall not be deemed a director of Holdings. For the avoidance of doubt, the GTAM Observer shall not (i) have voting rights or the right to participate in any action by written consent, (ii) have the right to call special meetings of the Board, nor (iii) be counted for purposes of determining the size of the Board or whether a quorum has been obtained. Holdings shall pay the GTAM Observer’s reasonable out-of-pocket expenses (including the reasonable cost of airfare, meals and lodging) in connection with the GTAM Observer’s in-person attendance at such meetings. For so long as GTAM beneficially owns at least the Threshold Amount, in the event that the GTAM Observer is unable or unwilling to attend any meetings of the Board or any committee or subcommittee thereof as set forth in this section, or GTAM wishes to replace the GTAM Observer, GTAM may designate an alternate observer by providing notice to the Company (the “Alternate Observer”). The term “GTAM Observer” herein shall also refer to any Alternate Observer that is actually attending any meeting of the Board or any committee or subcommittee thereof in the place of the applicable GTAM Observer. Notwithstanding anything to the contrary in this Agreement, Holdings reserves the right to withhold any information and to exclude the GTAM Observer from the portion of any meeting (i) to the extent that the access to such information or attendance at such portion of any meeting violates the attorney-client privilege between Holdings and its counsel in respect of any investigation, action or proceeding involving Holdings or any of its affiliates (it being understood that Holdings cannot exercise its right to withhold information and/or exclude the GTAM Observer upon the mere presence of Holdings’ legal counsel at a meeting), as determined by counsel for Holdings, or (ii) any portion of any meeting or information at which or in which the obligations of Holdings (or any of its affiliates) under the Loan Documents (as defined in the Term Loan Agreement), or any other obligations of Holdings (or any of its affiliates) to GTAM, are discussed. Holdings shall provide the GTAM Observer with redacted information to the extent the foregoing sentence applies. Notwithstanding anything to the contrary, the GTAM Observer (or Alternate Observer) shall not be entitled to attend any meeting or receive any notice or other information pursuant to this Section 5.3(c) unless and until such person has entered into a confidentiality agreement reasonably acceptable to the Company.

ARTICLE VI
INDEMNIFICATION

Holdings and the Company shall, notwithstanding any termination of this Agreement, indemnify and hold harmless, the Administrative Agent, each Investor, each Investor’s and the Administrative Agent’s respective members, stockholders, officers, directors, agents and employees and each Person who controls such Investor or the Administrative Agent (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), to the fullest extent permitted by applicable law, from and against any and all Losses, as incurred, arising out

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of or based on (i) any misrepresentation or breach of any representation or warranty made by Holdings or the Company in this Agreement or any Related Agreement or any other certificate, instrument or document contemplated hereby or thereby, (ii) any breach of any agreement or obligation by Holdings or the Company of this Agreement or any Related Agreement, or (iii) any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any Prospectus or any form of Holdings prospectus or in any amendment or supplement thereto or in any Holdings preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in the light of the circumstances under which they were made) not misleading, except to the extent that such untrue statements, alleged untrue statements, omissions or alleged omissions are based solely upon information regarding any Investor furnished in writing to Holdings by such Investor or its agent for use therein.

ARTICLE VII
CONDITIONS TO CLOSING; TERMINATION

7.1                               Conditions to the Obligations of the Investors.

The obligations of the Investors to consummate the transactions contemplated by this Agreement are subject to the satisfaction or written waiver by the Investors (to the extent such condition can be waived), at or prior to the Closing, of each of the following conditions:

(a)                                 The Holdings IPO, with minimum gross proceeds of $75,000,000, the net proceeds of which shall only be used as described in the draft prospectus for such offering previously provided to the Investors, shall have been consummated.

(b)                                 The representations and warranties of Holdings and the Company shall be true and correct in all material respects (except for any representations and warranties that are already qualified as to “materiality” or “Material Adverse Effect,” which representations and warranties shall be true and correct in all respects) at and as of the Closing Date as if made on the Closing Date, except for the representations and warranties of Holdings and the Company set forth in Sections 3.2, 3.3, and 3.7 and 3.9, which shall be true and correct in all respects at and as of the Closing Date as if made on the Closing Date.

(c)                                  Each of Holdings and the Company shall have performed or complied in all material respects with all obligations and covenants required by this Agreement to be performed or complied with by Holdings or the Company, as applicable, at or prior to the Closing.

(d)                                 Each Investor shall have received each of the closing deliverables listed in Section 2.2(b).

(e)                                  Holdings shall have duly filed the Preferred Stock COD with the Secretary of State of the State of Delaware and the Preferred Stock COD shall have become effective.

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(f)                                   Holdings and the Company shall have paid or reimbursed the documented out-of-pocket fees and expenses of each Investor relating to the negotiation of this Agreement and each Related Agreement and the transactions contemplated hereby and thereby, including reasonably incurred legal fees and expenses.

(g)                                  From the date of this Agreement, there shall not have occurred any Material Adverse Effect, nor shall any event or events have occurred that, individually or in the aggregate, with or without the lapse of time, would reasonable be expected to result in a Material Adverse Effect.

(h)                                 The Registration Statement, including the Prospectus, amendments and supplements to such Registration Statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in the Registrations Statement shall not include any untrue statement of material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(i)                                     The Junior Notes shall have converted into shares of Common Stock at a conversion price equal to eighty percent (80%) of the initial public offering price per share in the Holdings IPO and on terms no more favorable to the holders of the Junior Notes than is provided to the Investors with respect to the transactions contemplated by Section 2.1(a)(i).

(j)                                    The shares of Common Stock issued to the Investors pursuant to Section 2.1(a)(ii) shall have been registered for sale pursuant to the Registration Statement.

7.2                               Termination.

This Agreement may be terminated and the transactions contemplated by this Agreement abandoned, at any time prior to the Closing:

(a)                                 By the Investors, upon written notice from all Investors to Holdings and the Company, if the Holdings IPO is not consummated within 90 days of the date of this Agreement; or

(b)                                 By the mutual written consent of the parties hereto.

7.3                               Effect of Termination.

In the event of termination in accordance with Section 7.2, this Agreement will forthwith become void and there will be no liability on the part of any party hereto, except for the provisions of this Section 7.3 and Section 5.1, ARTICLE VI and ARTICLE VIII, each of which shall survive termination.

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ARTICLE VIII
MISCELLANEOUS PROVISIONS

8.1                               Amendment.

This Agreement shall not be altered or otherwise amended except pursuant to an instrument in writing signed by each party hereto.  Notwithstanding the foregoing, an amendment to the provisions of Section 5.3 shall only require the consent of GTAM.

8.2                               Extension; Waiver.

At any time, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties; (b) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement; or (c) waive compliance with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party, and no such waiver shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent occurrence thereof.  Notwithstanding the foregoing, a waiver of compliance with any of the agreements of Section 5.3 shall only require the consent of GTAM.

8.3                               No Third Party Beneficiaries.

Except as expressly set forth herein, this Agreement shall not confer any rights or remedies upon any Person other than the parties hereto and their respective successors and permitted assigns, personal representatives, heirs and estates, as the case may be.

8.4                               Successors and Assigns.

All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, personal representatives, heirs and estates, as the case may be. Neither this Agreement nor any rights hereunder shall be assigned in whole or in part by Holdings or the Company without the prior written consent of the Investors. This Agreement and the rights and obligations of an Investor hereunder (other than the rights and obligations provided under Section 5.3, which shall be personal to GTAM and non-assignable) may be assigned to any Person who executes an Assignment and Acceptance Agreement in the form attached as Exhibit I to the Credit Agreement and a joinder to this Agreement in the form attached hereto as Exhibit A; provided that the Company is given written notice of such proposed assignment at least two Business Days prior to such assignment.

8.5                               Entire Agreement.

This Agreement, the Related Agreements and the other agreements and documents referenced herein (including, but not limited to, the Schedules and the Exhibits (in their executed form)) contain all of the agreements among the parties hereto with respect to the transactions

13

contemplated hereby and supersede all prior agreements or understandings whether written or oral, among the parties with respect thereto.

8.6                               Notices.

All notices, amendments, waivers or other communications pursuant to this Agreement shall be in writing and shall be deemed to have been duly given if personally delivered, sent by e-mail or facsimile, sent by nationally recognized overnight courier or mailed by registered or certified mail with postage prepaid, return receipt requested, to the parties hereto at the following addresses (or at such other address for a party as shall be specified by like notice):

(a)                    if to Holdings or the Company, to:

450 East 29th Street

New York, NY 10016

Telephone: (212) 308-6000

Fax: (212) 355-7855

Attention: Steven N. Gordon, Esq.

Email: Steve@Kadmon.com

with a copy (which shall not constitute notice) to:

DLA Piper LLP

1251 Avenue of the Americas

New York, NY 10020

Telephone: (212) 335-4509

Fax: (212) 884-8729

Attention: Sidney Burke

Email: sidney.burke@dlapiper.com

(b)                    if to any Investor, to the address set forth below such Investor’s name on Annex I.

with a copy (which shall not constitute notice) to:

Akin Gump Strauss Hauer & Feld LLP

One Bryant Park

New York, NY 10036

Telephone: (212) 872-1010

Fax: (212) 872-1002

Attention: David J. D’Urso

Email: ddurso@akingump.com

Any such notice or communication shall be deemed to have been given and received (a) when delivered, if personally delivered; (b) when sent, if sent by email on a Business Day (or, if not sent on a Business Day, on the next Business Day after the date sent by email); (c) on the next Business Day after dispatch, if sent by nationally recognized, overnight courier guaranteeing

14

next Business Day delivery and (d) on the fifth Business Day following the date on which the piece of mail containing such communication is posted, if sent by mail.

8.7                               Governing Law; Choice or Jurisdiction and Venue.

THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE DOMESTIC LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICTS OF LAWS OR PRINCIPLES THEREOF THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK. WITH RESPECT TO ANY LAWSUIT OR PROCEEDING ARISING OUT OF OR BROUGHT WITH RESPECT TO THIS AGREEMENT, ANY RELATED AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY OR THEREBY, EACH OF THE PARTIES HERETO IRREVOCABLY (a) SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE UNITED STATES FEDERAL AND NEW YORK STATE COURTS LOCATED IN THE COUNTY OF NEW YORK IN THE STATE OF NEW YORK; (b) WAIVES ANY OBJECTION IT MAY HAVE AT ANY TIME TO THE LAYING OF VENUE OF ANY PROCEEDING BROUGHT IN ANY SUCH COURT; (c) WAIVES ANY CLAIM THAT SUCH PROCEEDING HAS BEEN BROUGHT IN AN INCONVENIENT FORUM; AND (d) FURTHER WAIVES THE RIGHT TO OBJECT, WITH RESPECT TO SUCH PROCEEDINGS, THAT SUCH COURT DOES NOT HAVE JURISDICTION OVER SUCH PART.

8.8                               Waiver of Jury Trial.

EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY OF ANY ACTION, PROCEEDING OR COUNTERCLAIM BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE RELATED AGREEMENTS OR ANY DEALINGS BETWEEN THE PARTIES HERETO RELATING TO THE SUBJECT MATTER HEREOF OR THEREOF. EACH OF THE PARTIES HERETO ALSO WAIVES ANY BOND OR SURETY OR SECURITY UPON SUCH BOND THAT MIGHT, BUT FOR THIS WAIVER, BE REQUIRED OF THE OTHER PARTY. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS AGREEMENT OR THE RELATED AGREEMENTS, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH OF THE PARTIES HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO THIS AGREEMENT. EACH OF THE PARTIES HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED OR HAD THE OPPORTUNITY TO REVIEW THIS WAIVER WITH ITS RESPECTIVE LEGAL COUNSEL, AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH SUCH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

15

8.9                               Remedies.

The parties hereto shall each have and retain all rights and remedies existing in their favor under this Agreement, at law or equity, including, without limitation, rights to bring actions for specific performance and/or injunctive or other equitable relief (including, without limitation, the remedy of rescission) to enforce or prevent a breach or violation of any provision of this Agreement. All such rights and remedies shall, to the extent permitted by applicable law, be cumulative and the existence, assertion, pursuit or exercise of any thereof by a party shall not preclude such party from exercising or pursuing any other rights or remedies available to it.

8.10                        Severability.

It is the desire and intent of the parties that the provisions of this Agreement be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

8.11                        Replacement of Certificates.

If any certificate or instrument evidencing any of the shares of Common Stock or shares of Preferred Stock is mutilated, lost, stolen or destroyed, Holdings shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to Holdings of such loss, theft or destruction and the execution by the holder thereof of a customary lost certificate or note affidavit of that fact and an agreement to indemnify and hold harmless Holdings for any Losses in connection therewith.

8.12                        Termination of the Credit Agreement.

Effective upon consummation of the transactions described in Section 2.1(a), (i) all outstanding indebtedness (including, without limitation, for principal, interest and fees) and other Obligations of each Obligor under or relating to the Loan Documents shall be considered paid and satisfied in full and irrevocably discharged, terminated and released, (ii) all security interests and other liens granted to or held by the Administrative Agent or the Investors in the Collateral as security for the Obligations (the “Property”), if any, shall be automatically satisfied, released and discharged, without recourse, representation, warranty or other assurance of any kind, (iii) the Credit Agreement and the other Loan Documents shall terminate and be of no further force or effect, (iv) the Administrative Agent shall file UCC termination statements terminating the liens of the Administrative Agent for the benefit of the Investors on the Property of any Obligor securing the Obligations, (v) the Administrative Agent shall deliver to the Company

16

agreements releasing the Administrative Agent’s security interests in intellectual property of the Obligors and (vi) the Company (and its designees) shall be authorized and directed, without further notice, to deliver a copy of this Agreement to any bank, landlord, warehouseman, insurance company, insurance broker or other person for the purpose of evidencing the termination and release of all security interests and liens granted to or held by the Administrative Agent or the Investors in the assets and Property of the Obligors pursuant to the Loan Documents, and thereafter, any contract, agreement, control, blocked account or deposit account agreement, collateral access agreement, warehousemen waiver, commitment to deliver insurance certificates and proceeds and the like executed by any Obligor in favor of the Administrative Agent or the Investors pursuant to the Loan Documents shall be automatically terminated, without further action or consent by the Administrative Agent or the Investors. Further, after the Closing Date, the Administrative Agent agrees to take all reasonable additional steps (at the expense of the Company) reasonably requested by the Company in writing as may be necessary to release their security interests in the Property securing the Obligations, except for any such steps that (x) would expose the Administrative Agent or any of the Investors or any officer of the Administrative Agent or any of the Investors to personal liability or (y) would be contrary to applicable law. Notwithstanding anything to the contrary, this Section 8.12 shall not affect any rights of the Administrative Agent or any Investor or the obligations of the Company or any other Obligor under the Loan Documents that expressly survive repayment of the Obligations and the termination of the Loan Documents.

8.13                        Counterparts; Facsimile Signatures.

This Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts taken together shall constitute one agreement. Facsimile or other electronic counterparts to this Agreement shall be acceptable and binding.

8.14                        Incorporation of Recitals, Annexes, Exhibits and Schedules.

The recitals, Annexes, Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

8.15                        Interpretation; Construction.

(a)                                 The term “Agreement” means this agreement together with all Schedules and Exhibits hereto, as the same may from time to time be amended, modified, supplemented or restated in accordance with the terms hereof. Unless the context otherwise requires, words importing the singular shall include the plural, and vice versa. The use in this Agreement of the term “including” means “including, without limitation.” The words “herein,” “hereof,” “hereunder,” “hereby,” “hereto,” “hereinafter,” and other words of similar import refer to this Agreement as a whole, including the schedules and exhibits, as the same may from time to time be amended, modified, supplemented or restated, and not to any particular article, section, subsection, paragraph, subparagraph or clause contained in this Agreement. All references to articles, sections, subsections, clauses, paragraphs, schedules, annexes and exhibits mean such provisions of this Agreement and the Schedules, Annexes and Exhibits attached to this Agreement, except where otherwise stated. The use

17

herein of the masculine, feminine or neuter forms shall also denote the other forms, as in each case the context may require.

(b)                                 The language used in this Agreement shall be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against any party.

8.16                        Headings.

The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

*******

18

IN WITNESS WHEREOF, each of the undersigned has duly executed this Exchange Agreement as of the date first written above.

COMPANY:

KADMON PHARMACEUTICALS, LLC

By:	/s/ Steven N. Gordon
	Name:	Steven N. Gordon
	Title:	Executive Vice President and General Counsel

HOLDINGS:

KADMON HOLDINGS, LLC

By:	/s/ Steven N. Gordon
	Name:	Steven N. Gordon
	Title:	Executive Vice President and General Counsel

[Signature Page to Exchange Agreement]

INVESTORS:

MACQUARIE BANK LIMITED

By:	/s/ Robert Trevena
	Name:	Robert Trevena
	Title:	Division Director

/s/ Fiona Smith
Fiona Smith
Division Director

Signed in Sydney, POA Ref:
#2090 dated 26 Nov 2015

[Signature Page to Exchange Agreement]

SPCP GROUP, LLC

By:	/s/ Michael A. Gatto
	Name:	Michael A. Gatto
	Title:	Authorized Signatory

[Signature Page to Exchange Agreement]

SAN BERNARDINO COUNTY EMPLOYEES RETIREMENT ASSOCIATION

By: GoldenTree Asset Management, LP

By:	/s/ Karen Weber
	Name:	Karen Weber
	Title:	Director - Bank Debt

GOLDENTREE 2004 TRUST

By: GoldenTree Asset Management, LP,
its Investment Advisor

By:	/s/ Karen Weber
	Name:	Karen Weber
	Title:	Director - Bank Debt

GT NM, L.P.

By: GoldenTree Asset Management, LP

By:	/s/ Karen Weber
	Name:	Karen Weber
	Title:	Director - Bank Debt

GN3 SIP LIMITED

By: GoldenTree Asset Management, LP

By:	/s/ Karen Weber
	Name:	Karen Weber
	Title:	Director - Bank Debt

STELLAR PERFORMER GLOBAL SERIES: SERIES G — GLOBAL CREDIT

By: GoldenTree Asset Management, LP

By:	/s/ Karen Weber
	Name:	Karen Weber
	Title:	Director - Bank Debt

[Signature Page to Exchange Agreement]

Acknowledged and Agreed:

MACQUARIE US TRADING LLC,
as Administrative Agent

By:	/s/ Joshua Karlin		/s/ Anita Chiu
	Name:	Joshua Karlin	Anita Chiu
	Title:	Authorized Signatory	Associate Director

[Signature Page to Exchange Agreement]

Annex I

Investor	Principal Amount of Loans(1)	Allocable Share

Macquarie Bank Limited Address for Notices: c/o Macquarie Group 125 West 55th Street New York, NY 10019 Fax: (212) 231-0629 Attn: Portfolio Administration Email: loan.admin@macquarie.com	$3,204,302.74	4.305209955%

SPCP Group, LLC Address for Notices: Two Greenwich Plaza Greenwich, CT Tel: (203) 542-4200 Fax: (203) 542-5212 Attn: Credit Admin Email: CreditAdmin@silverpointcapital.com	$20,839,977.07	28.000000006%

San Bernardino County Employees Retirement Association Address for Notices: c/o GoldenTree Asset Management LP 300 Park Avenue New York, NY 10022 Tel: (212) 847-3460 Fax: (212) 847-3496 Attn: Peter Alderman, General Counsel Email: palderman@goldentree.com	$3,026,128.92	4.065820682%

Goldentree 2004 Trust Address for Notices: c/o GoldenTree Asset Management LP 300 Park Avenue New York, NY 10022 Tel: (212) 847-3460 Fax: (212) 847-3496 Attn: Peter Alderman, General Counsel Email: palderman@goldentree.com	$36,650,155.68	49.242105968%

GT NM, L.P. Address for Notices: c/o GoldenTree Asset Management LP 300 Park Avenue New York, NY 10022 Tel: (212) 847-3460 Fax: (212) 847-3496 Attn: Peter Alderman, General Counsel Email: palderman@goldentree.com	$1,385,366.42	1.861338889%

(1)  Calculated as of May 20, 2016 and without giving effect to any accrued and unpaid interest thereon.

Annex I-1

GN3 SIP Limited Address for Notices: Address for Notices: c/o GoldenTree Asset Management LP 300 Park Avenue New York, NY 10022 Tel: (212) 847-3460 Fax: (212) 847-3496 Attn: Peter Alderman, General Counsel Email: palderman@goldentree.com	$7,367,477.65	9.898733264%

Stellar Performer Global Series: Series G — Global Credit Address for Notices: c/o GoldenTree Asset Management LP 300 Park Avenue New York, NY 10022 Tel: (212) 847-3460 Fax: (212) 847-3496 Attn: Peter Alderman, General Counsel Email: palderman@goldentree.com	$1,955,081.04	2.626791236%

TOTAL	$74,428,489.52	100.000000000%

Annex I-2

Annex II

DEFINITIONS

The following terms used in this Agreement shall have the respective meanings set forth below.

“Adjusted Conversion Price” means the conversion price per share of Common Stock, initially set at $12.00, subject to adjustment as provided in Section 15.04 of the Credit Agreement; provided, however, that in the event of the Holdings IPO, the Adjusted Conversion Price shall be adjusted to be the lesser of the then-Conversion Price and eighty percent (80%) of the initial public offering price per share in such offering.

“Adjusted Registered Conversion Price” means the conversion price per share of Common Stock issued pursuant to Section 2.1(a)(ii), equal to the initial public offering price per share in the Holdings IPO (but no greater than $12.00 per share, subject to adjustment as provided in Section 15.04 of the Credit Agreement).

“Administrative Agent” is defined in the recitals.

“Agreement” is defined in the introductory paragraph.

“Allocable Share” means, with respect to each Investor, such Investor’s pro rata share of Loans outstanding, equal to the percentage set forth opposite such Investor’s name in the column “Allocable Share” on Annex I.

“Alternate Observer” is defined in Section 5.3(c).

“Board” means the Board of Directors (or equivalent governing body) of Holdings.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close (or are in fact closed).

“Closing” is defined in Section 2.2(a).

“Closing Date” means the date and time of the Closing of the transactions described in Section 2.1(a), which shall occur on the day that all conditions precedent set forth in ARTICLE VII are satisfied or waived by the applicable parties.

“Common Stock” means the common stock of Holdings following the Incorporation Transaction.

“Company” is defined in the introductory paragraph.

“Converted Registered Common Amount” means an amount equal to the product of (x) 125% and (y) $20,000,000.

“Converted Unregistered Common Amount” means an amount equal to $25,000,000.

Annex II-1

“Converted Preferred Amount” means an amount equal to $30,000,000.

“Credit Agreement” is defined in the recitals.

“Equity Interest” means all units, stock, shares, options, warrants, convertible securities, general or limited partnership interests, membership interests or other equivalents (regardless of how designated) of or in a corporation, partnership, limited liability company or equivalent entity whether voting or nonvoting, including common stock, preferred stock or any other “equity security” (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the Securities and Exchange Commission under the Exchange Act).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Governmental Authority” means any nation, government, branch of power (whether executive, legislative or judicial), state, province or municipality or other political subdivision thereof and any entity exercising executive, legislative, judicial, monetary, regulatory or administrative functions of or pertaining to government, including without limitation regulatory authorities, governmental departments, agencies, commissions, bureaus, officials, ministers, courts, bodies, boards, tribunals and dispute settlement panels, and other law-, rule- or regulation-making organizations or entities of any state, territory, county, city or other political subdivision of the United States.

“GTAM” is defined in Section 5.3(a).

“GTAM Designee” is defined in Section 5.3(a).

“GTAM Observer” is defined in Section 5.3(a).

“GTAM Replacement Designee” is defined in Section 5.3(b).

“Historical Financial Statements” means, (i) the audited financial statements of Holdings and its subsidiaries for the fiscal year ended December 31, 2015, consisting of balance sheets and the related consolidated statements of income and cash flows for such fiscal year, and (ii) the unaudited financial statements of Holdings and its subsidiaries as of the most recent fiscal quarter ended after the date of the most recent audited financial statements, consisting of balance sheets and the related consolidated statements of income and cash flows for the three, six or nine month period, as applicable, ending on such date.

“Holdings” is defined in the introductory paragraph.

“Holdings IPO” is defined in the recitals.

“Incorporation Transaction” means the conversion of Holdings into a corporation pursuant to a Certificate of Conversion to be filed by Holdings with the Secretary of State of the State of Delaware on or prior to the Closing Date.

“Investors” is defined in the introductory paragraph.

Annex II-2

“Loans” is defined in the recitals.

“Losses” means any and all losses, claims, damages, liabilities, settlement costs and expenses, including reasonable attorneys’ fees.

“Make-Whole Amount” means (a) if the Closing occurs on or before June 15, 2016, then $7,200,000; (b) if the Closing occurs after June 15, 2016 but on or before June 30, 2016, then $7,200,000 plus $28,307 for each day after June 15, 2016 through and including the Closing Date; (c) if the Closing occurs after June 30, 2016 but on or before July 31, 2016, then $7,624,611 plus $11,064 for each day after June 30, 2016 through and including the Closing Date; and (d) if the Closing occurs after July 31, 2016 but on or before August 31, 2016, then $7,967,614 plus $11,212 for each day after July 31, 2016 through and including the Closing Date.

“Material Adverse Effect” means a material adverse change in or effect on (i) the business, condition (financial or otherwise), operations, prospects, performance or property of Holdings and its subsidiaries, taken as a whole, other than any event, fact, circumstance or condition (each, an “Event”) arising out of or resulting from (a) any adverse change to the United States or global economy in general; (b) any adverse change in general to the industries in which Holdings and its subsidiaries operate; (c) any change in general regulatory or political conditions, including any outbreak, engagement, or escalation of hostilities, acts of war or terrorist activities or changes imposed by a Governmental Authority associated with additional security; (d) any change in any Laws; (e) the announcement or pendency of the transactions contemplated by this Agreement (including the Holdings IPO); and (f) any change in the financial, banking, or securities markets (including any suspension of trading in, or limitation on prices for, securities on the New York Stock Exchange or Nasdaq Stock Market) or any change in the general national economic or financial conditions; provided, that any such change described in clause (a), (b), (c) or (f) does not affect the operations or financial condition of Holdings and its subsidiaries, taken as a whole, in a materially disproportionate manner, (ii) the ability of Holdings or the Company to perform its obligations under this Agreement or any Related Agreement, or (iii) the legality, validity, binding effect or enforceability of this Agreement or any Related Agreement.

“Person” means any individual, corporation, company, voluntary association, partnership, limited liability company, joint venture, trust, unincorporated organization or Governmental Authority or other entity of whatever nature.

“Preferred Stock” means the 5% Convertible Preferred Stock of Holdings, par value $0.001 per share, having the rights and preferences set forth in the Preferred Stock COD.

“Preferred Stock COD” means the Certificate of Designation governing the Preferred Stock, the agreed form of which is attached hereto as Exhibit B.

“Proceeding” means any action, claim, suit, investigation or proceeding (including a partial proceeding, such as a disposition), whether commenced or threatened in writing.

“Prospectus” means the prospectus included in the Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a

Annex II-3

prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Common Stock covered by the Registration Statement, including any prospectus with respect to the Common Stock issued pursuant to Section 2.1(a)(ii), and all other amendments and supplements to the Prospectus including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

“Registration Rights Agreement” means the registration rights agreement, in the form attached hereto as Exhibit C, to be entered into on the Closing Date by Holdings and the Investors.

“Registration Statement” means each registration statement required to be filed with the SEC in connection with the Holdings IPO, including (in each case) the Prospectus, amendments and supplements to such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

“Related Agreements” means the Registration Rights Agreement.

“SEC” means the United States Securities and Exchange Commission.

“Junior Notes” means the Company’s outstanding 13.0% Second-Lien Convertible PIK Notes Due 2019.

“Securities Act” means the Securities Act of 1933, and the rules and regulations of the SEC promulgated thereunder, as amended from time to time.

“Stockholders Meeting” is defined in Section 5.3(b).

“Term Loan Agreement” means that certain Credit Agreement, dated as of August 28, 2015, among the Company, the guarantors party thereto from time to time, the lenders party thereto from time to time, and Perceptive Credit Opportunities Fund, LP as collateral representative (as amended, restated, supplemented or otherwise modified from time to time).

“Threshold Amount” is defined in Section 5.3(a).

Annex II-4

Exhibit A

(Form of Joinder Agreement)

By executing this JOINDER AGREEMENT, the undersigned hereby agrees to become a party to the Exchange Agreement dated as of June 8, 2016 by and among Kadmon Holdings, LLC, Kadmon Pharmaceuticals, LLC and the Investors (as defined therein) party thereto, and he/she/it will have all the rights and obligations of an Investor provided under such Exchange Agreement.

Dated:

[NAME]

By:
Name:
Title:

Address:
Email:
Facsimile:

Exhibit B

(Form of Certificate of Designations of the Preferred Stock)

Attached.

KADMON HOLDINGS, INC.

CERTIFICATE OF DESIGNATIONS

Pursuant to Section 151 of the General

Corporation Law of the State of Delaware

5% Convertible Preferred Stock

(Par Value $[•] Per Share)

Kadmon Holdings, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “General Corporation Law”), hereby certifies that, pursuant to the authority expressly granted to and vested in the Board of Directors of the Corporation (the “Board of Directors”) by the Amended and Restated Certificate of Incorporation of the Corporation (as amended from time to time in accordance with Section 7(b) hereof, the “Certificate of Incorporation”) which authorizes the issuance, by the Corporation, in one or more series of preferred stock, par value $[•] per share (the “Preferred Stock”), and in accordance with the provisions of Section 151 of the General Corporation Law, the Board of Directors on [•] duly adopted the following resolutions:

RESOLVED, that, pursuant to the authority expressly granted to and vested in the Board of Directors by the provisions of Section [•] of the Certificate of Incorporation of the Corporation and in accordance with the provisions of Section 151 of the General Corporation Law, the Board of Directors hereby creates and provides for the issue of a series of Preferred Stock, herein designated as the 5% Convertible Preferred Stock, which shall consist initially of [•] shares of Preferred Stock (subject to increase or decrease as described herein in accordance with Section 151(g) of the General Corporation Law), and the powers, designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of the shares of such series (in addition to any powers, designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, set forth in the Certificate of Incorporation that are applicable to the Preferred Stock of all series) are hereby fixed as follows (certain terms used herein being defined in Section 2) hereof:

1.             General.

(a)           The shares of such series shall be designated the 5% Convertible Preferred Stock, par value $[•] per share (the “Preferred Shares”).

(b)           Each Preferred Share shall be identical in all respects with the other Preferred Shares.

(c)           The number of Preferred Shares shall initially be [•], which number may from time to time be increased (but not above the total number of authorized shares of Preferred Stock and subject to Section 7(b)(i)) or decreased (but not below the number of Preferred Shares then outstanding) by resolution of the Board of Directors. Preferred Shares that have been issued and reacquired in any manner by the Corporation, including in connection with a conversion into Common Shares, shall be cancelled and shall revert to authorized but unissued Preferred Stock, undesignated as to class or series.

(d)           No fractional Preferred Shares shall be issued.

2.             Certain Definitions. As used herein, the following terms shall have the following meanings:

“Affiliate” shall mean, when used with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agreement Value” shall mean, in respect of any one or more Hedging Agreements, after taking into account the effect of any legally enforceable netting agreement relating to any such Hedging Agreement, (i) for any date on or after the date such Hedging Agreement has been closed out and termination value(s) determined in accordance therewith, such termination value(s) and (ii) for any date prior to the date referenced in clause (i), the amount(s) determined as the mark-to-market value(s) for such Hedging Agreement, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Hedging Agreement.

“Annual Dividend Rate” shall mean 5.00% per annum.

“Bankruptcy Event” shall mean either:

(a)           the Corporation or any Significant Subsidiary, pursuant to or within the meaning of Bankruptcy Law: (i) commences a voluntary case; (ii) consents to the entry of an order for relief against it in an involuntary case; (iii) consents to the appointment of a custodian of it or for all or substantially all of its property; (iv) makes a general assignment for the benefit of its creditors; or (v) generally is not paying its debts as they become due; or

(b)           a court of competent jurisdiction enters an order or decree under any Bankruptcy Law, which remains unstayed and in effect for 60 consecutive days, that: (i) is for relief against the Corporation or any Significant Subsidiary in an involuntary case; (ii) appoints a custodian of the Corporation or for all or substantially all of the property of the Corporation or any Significant Subsidiary; or (iii) orders the liquidation of the Corporation or any Significant Subsidiary.

“Bankruptcy Law” shall mean Title 11 of the U.S. Code or any similar federal or state law for the relief of debtors.

“beneficial owner” shall have the meaning ascribed to such term in rule 13d-3 under the Exchange Act, and the term “beneficially owned” shall have meaning correlative thereto.

“Board of Directors” shall have the meaning set forth in the introductory paragraph of this Certificate of Designation.

“Business Day” shall mean any day other than Saturday, Sunday or a day on which state or federally chartered banking institutions in New York, New York are not required to be open.

“Capital Lease Obligations” of any Person shall mean the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Capital Stock” means (i) in the case of a corporation, corporate stock, (ii) in the case of a partnership or limited liability company, units, partnership (whether general or limited) or membership interests, (iii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Certificate of Incorporation” shall have the meaning set forth in the introductory paragraph of this Certificate of Designation.

“Change of Control” shall be deemed to have occurred if any of the following occurs:

(a)           any “person” or “group” (within the meaning of rules 13d-3 and 13d-5 under the Exchange Act) is or becomes the beneficial owner, directly or indirectly, of the Corporation’s Common Shares, voting or otherwise, representing 50% or more of the total voting power or economic interests of all outstanding classes of Common Shares, voting or otherwise, other than in a transaction approved by holders of a majority of the Voting Stock of the Corporation; or

(b)           the Corporation consolidates with, or merges with or into, another Person or the Corporation sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of the Corporation’s assets, or any Person consolidates with, or merges with or into, the Corporation, in any such event other than pursuant to a transaction in which the persons that beneficially owned, directly or indirectly, the Corporation’s Common Shares, voting or otherwise, immediately prior to such transaction beneficially own, directly or indirectly, shares of the Corporation’s Capital Stock representing at least a majority of the total voting power and economic interests of all outstanding classes of Capital Stock of the continuing or surviving or transferee Person (or any parent thereof) immediately after giving effect to such transaction.

“Closing Price” means, for any date, the closing price per security for the securities in question for such date (or, if not a Trading Day, the nearest preceding date that is a Trading Day) on the primary Eligible Market or exchange or quotation system on which the securities in question are then listed or quoted.

“Common Shares” means shares of any Capital Stock of any class or series of the Corporation (including, on the Issue Date, the Common Stock) which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation and which is not subject to redemption by the Corporation.

“Common Share Events” shall have the meaning set forth in Section 6(e)(i).

“Common Stock” means the Common Stock, par value $[•] per share, of the Corporation.

“Constituent Person” shall have the meaning set forth in Section 6(f).

“Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and the terms “Controlling” and “Controlled” shall have meanings correlative thereto.

“Conversion Price” shall mean[•](1), as adjusted from time to time in accordance with the terms hereof.

“Convertible Credit Facility Agreement” shall mean the Third Amended and Restated Senior Secured Convertible Credit Agreement, dated as of August 28, 2015, by and among Kadmon Pharmaceuticals, as borrower, the guarantors from time to time party thereto, the lenders from time to time party thereto, and Macquarie US Trading LLC, as administrative agent.

“Corporation” shall have the meaning set forth in the introductory paragraph of this Certificate of Designation.

“Corporation Conversion Election Notice” shall have the meaning set forth in Section 6(b)(ii).

“Corporation Conversion Election Date” shall have the meaning set forth in Section 6(b)(ii).

“Current Market Price” shall mean, with respect to the Common Shares, on any date specified herein, the average of the Market Price during the period of the most recent ten (10) consecutive trading days ending on such date.

“Dividend Arrearage” shall have the meaning set forth in Section 3(a).

“Dividend Payment Date” shall mean June 30 of each year; provided, however, that if any Dividend Payment Date falls on any day other than a Business Day, the dividend payment due on such Dividend Payment Date shall be paid on the first Business Day immediately following such Dividend Payment Date.

“Dividend Payment Record Date” shall have the meaning set forth in Section 3(a).

“Dividend Period” shall mean the period from the last Dividend Payment Date to but excluding the next Dividend Payment Date, provided that in the case of the first Dividend Period, the date of commencement shall be the Issue Date.

“Eligible Market” means any of the New York Stock Exchange, the NYSE MKT, the NASDAQ Global Select Market, the NASDAQ Global Market, the NASDAQ Capital Market or OTC Bulletin Board.

“Exchange Act” means the Securities Exchange Act of 1934, and any successor statute thereto, in each case as amended from time to time.

“Exchange Agreement” means that certain Exchange Agreement, dated as of June [ ], 2016 entered into among the Corporation, Kadmon Pharmaceuticals and the lenders under the

(1)           An amount equal to 80% of the initial public offering price per share.

Convertible Credit Facility Agreement pursuant to which Preferred Shares will be issued to such lenders, a copy of which will be provided to any stockholder of the Corporation upon request therefor.

“FINRA” shall mean Financial Industry Regulatory Authority, Inc.

“GAAP” shall mean generally accepted accounting principles, as in effect on the Issue Date.

“General Corporation Law” shall have the meaning set forth in the introductory paragraph of this Certificate of Designation.

“Hedging Agreement” shall mean any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement.

“holder” of Preferred Shares shall mean the stockholder in whose name such Preferred Shares are registered in the stock books of the Corporation.

“Holder Conversion Election Date” shall have the meaning set forth in Section 6(c).

“Holder Conversion Election Notice” shall have the meaning set forth in Section 6(b)(i).

“Indebtedness” of any Person shall mean, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments representing extensions of credit, (c) all obligations of such Person issued or assumed as the deferred purchase price of property or services (excluding trade accounts payable and accrued obligations incurred in the ordinary course of business), which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services, (d) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person (including all obligations of such Person under conditional sale or other title retention agreements relating to property or assets purchased by such Person (excluding trade accounts payable and other accrued obligations, in each case incurred in the ordinary course of business)), whether or not the obligations secured thereby have been assumed, (e) all guarantees by such Person of obligations of others of the type referred to in clauses (a), (b), (c) or (f) of this defined term, (f) all Capital Lease Obligations of such Person, (g) net obligations of such Person under any Hedging Agreements, valued at the Agreement Value thereof, (h) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Capital Stock of such Person or any other Person or any warrants, rights or options to acquire such Capital Stock, valued, in the case of redeemable preferred interests, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends, and (i) all obligations of such Person as an account party in respect of letters of credit and bankers’ acceptances, in each case, if and to the extent that any of the foregoing indebtedness (other than under the Hedging Agreements) would appear as a liability upon a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP. The Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture in which such Person is a general partner or joint venturer, to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness do not provide that such Person is liable therefor. Notwithstanding the foregoing, the following obligations of the Corporation and its Subsidiaries shall not constitute Indebtedness: (1) obligations under the warrants issued in connection with the Non-Convertible Credit Facility Agreement as in effect on the Issue Date, (2) any redemption, purchase or other acquisition of Capital Stock made for purposes of and in compliance with requirements of an employment agreement with, or employee incentive or benefit plan of, the Corporation or any Subsidiary, (3) any indebtedness or other obligations existing on the Issue Date, including, without limitation, under the Non-Convertible Credit Facility Agreement (after giving effect to the consummation of the transactions contemplated by the Exchange Agreement), that otherwise would constitute Indebtedness and (iv) any indebtedness or other obligations that extend the maturity of, refinance, replace, consolidate or otherwise restructure the indebtedness or other obligations under the Non-Convertible Credit Facility Agreement; provided that any such extension, refinancing, replacement, consolidation or restructuring shall not increase the principal amount due thereunder beyond the principal amount outstanding at such time.

“Issue Date” shall mean the first date on which any Preferred Shares are issued and sold.

“Junior Shares” shall have the meaning set forth in Section 8.

“Kadmon Pharmaceuticals” shall mean Kadmon Pharmaceuticals, LLC, a Delaware limited liability company and indirectly wholly-owned Subsidiary of the Corporation.

“Liquidation” shall mean (A) a liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, (B) a Change of Control, (C) a sale or transfer of all, or substantially all, of the Corporation’s consolidated assets other than to a wholly-owned Subsidiary of the Corporation), or (D) any other event of discharge, retirement or cancellation of the Preferred Shares, in each case in clause (D), that is not described in the foregoing clauses (A), (B), or (C) or a redemption pursuant to Section 5(a). Notwithstanding anything to the contrary, neither a Mandatory Conversion nor an Optional Conversion shall be considered a Liquidation.

“Mandatory Conversion” shall have the meaning set forth in Section 6(a)(ii).

“Mandatory Conversion Right” shall have the meaning set forth in Section 6(a)(ii).

“Mandatory Conversion VWAP Period” shall have the meaning set forth in Section 6(a)(ii).

“Market Price” shall mean, with respect to the Common Shares on any date, the last reported sales price, regular way on such day, or, in case no such sale takes place on such day,

the average of the closing bid and asked prices, regular way on such day, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the NYSE or, if the Common Shares are not listed or admitted for trading on NYSE, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Common Shares are listed or admitted for trading or, if the Common Shares are not listed or admitted for trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the principal automated quotation system that may then be in use or, if the Common Shares are not quoted by any such system, the average of the closing bid and asked prices as furnished by a professional market maker regularly making a market in the Common Shares selected for such purpose by the Board of Directors or, if there is no such professional market maker, such amount as an independent investment banking firm selected by the Board of Directors determines to be the value of a Common Share.

“Material Breach” shall mean a material breach of the Corporation’s obligations under the Exchange Agreement which has not been cured within 15 days after notice of such material breach is provided to the Corporation by any holder of Preferred Shares. “Materially Breached” shall have a correlative meaning.

“NYSE” shall mean the New York Stock Exchange.

“Non-Convertible Credit Facility Agreement” means that certain Credit Agreement, dated as of August 28, 2015, as amended as of, and as in effect on, the Issue Date, among Kadmon Pharmaceuticals, LLC, as borrower, the Guarantors from time to time party thereto, the lenders from time to time party thereto and Perceptive Credit Opportunities Fund, LP, as collateral representative.

“Non-Electing Share” shall have the meaning set forth in Section 6(f).

“Optional Conversion” shall have the meaning set forth in Section 6(a)(i).

“Optional Conversion Right” shall have the meaning set forth in Section 6(a)(i).

“Original Purchase Price” shall mean $1,000 per Preferred Share.

“Parity Shares” shall have the meaning set forth in Section 8.

“Person” shall mean any individual, firm, partnership, corporation, limited liability company or other entity, and shall include any successor (by merger or otherwise) of such entity.

“Preferred Shares” shall have the meaning set forth in Section 1(a).

“Preferred Stock” shall have the meaning set forth in the introductory paragraph of this Certificate of Designation.

“Premium” shall have the meaning set forth in Section 4(a).

“Redemption Date” shall have the meaning set forth in Section 5(b).

“Redemption Event” shall have the meaning set forth in Section 5(a).

“Redemption Notice” shall have the meaning set forth in Section 5(b).

“Redemption Price” shall have the meaning set forth in Section 5(a).

“SEC” shall mean the U.S. Securities and Exchange Commission.

“Senior Shares” shall have the meaning set forth in Section 8.

“set apart for payment” shall be deemed to include, without any action other than the following, the recording by the Corporation in its accounting ledgers of any accounting or bookkeeping entry which indicates, pursuant to a declaration of a dividend or other distribution by the Board of Directors, the allocation of funds to be so paid on any series or class of shares of Capital Stock of the Corporation; provided, however, that if any funds for any class or series of Junior Shares or any class or series of Parity Shares are placed in a separate account of the Corporation or delivered to a disbursing, paying or other similar agent, then “set apart for payment” with respect to the Preferred Shares shall mean placing such funds in a separate account or delivering such funds to a disbursing, paying or other similar agent.

“Significant Subsidiary” means any Subsidiary of the Corporation that would be a “Significant Subsidiary” of the Corporation within the meaning of Rule 1-02(w) under Regulation S-X promulgated by the SEC.

“Stated Liquidation Preference Amount” shall mean, with respect to each Preferred Share, the sum of the Original Purchase Price plus any applicable Dividend Arrearages.

“Subsidiary” of any Person shall mean and include (a) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (excluding any class or classes of stock of such corporation that have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person directly or indirectly through Subsidiaries and (b) any limited liability company, partnership, association, joint venture or other entity in which such Person directly or indirectly through Subsidiaries has more than a 50% equity interest at the time. Unless otherwise expressly provided, all references herein to a “Subsidiary” shall mean a Subsidiary of the Corporation.

“Trading Day” shall mean any day on which the securities in question are traded on the NYSE or, if such securities are not listed or admitted for trading on the NYSE, on the principal national securities exchange on which such securities are listed or admitted for trading.

“Trading Market” means whichever of the NYSE, the NYSE MKT, the NASDAQ Global Select Market, the NASDAQ Global Market, the NASDAQ Capital Market or OTC Bulletin Board on which the Common Shares are listed or quoted for trading on the date in question.

“Transaction” shall have the meaning set forth in Section 6(f).

“VWAP” means the dollar volume-weighted average price for the Common Shares on its Trading Market during the period beginning at 9:30:01 a.m., New York City time (or such other time as the Trading Market publicly announces is the official open of trading), and ending at 4:00:00 p.m., New York City time (or such other time as the Trading Market publicly announces is the official close of trading), as reported by Bloomberg, L.P. through its “Volume at Price” function or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York City time (or such other time as the Trading Market publicly announces is the official open of trading), and ending at 4:00:00 p.m., New York City Time (or such other time as the Trading Market publicly announces is the official close of trading), as reported by Bloomberg, L.P., or, if no dollar volume-weighted average price is reported for such security by Bloomberg, L.P. for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in the “pink sheets” by Pink Sheets LLC (formerly the National Quotation Bureau, Inc.). If the VWAP cannot be calculated for the Common Shares on a particular date on any of the foregoing bases, the VWAP of the Common Shares shall be the fair market value of the Common Shares on such date as determined by the Board of Directors in good faith. The VWAP for a period longer than one Trading Day shall be the volume-weighted average VWAP for such period.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is that the time entitled to vote in the election of the board of directors (or equivalent governance body) of such Person.

3.                                      Dividends.

(a)                                 The holders of Preferred Shares shall be entitled to receive, when and as declared by the Board of Directors, out of funds legally available for the payment of dividends, dividends per Preferred Share at a rate equal to the product of (x) the Annual Dividend Rate and (y) the Stated Liquidation Preference Amount. In addition, the holders of Preferred Shares shall be entitled to receive dividends paid or payable on the Common Shares from time to time, if any, whether paid or payable in cash, shares of Capital Stock of the Corporation (including, but not limited to, Common Shares), evidence of its Indebtedness, rights or warrants to subscribe for or purchase any of its securities or any other assets or property, with respect to the number of Common Shares, or portion thereof, into which each Preferred Share is then convertible at the Conversion Price. The amount referred to in the foregoing sentence with respect to each Dividend Period shall be determined as of the applicable Dividend Payment Record Date by multiplying the number of Common Shares, or portion thereof calculated to the fourth decimal point, into which a Preferred Share would be convertible at the opening of business on such Dividend Payment Record Date (based on the Conversion Price then in effect) by the dividend payable or paid for such Dividend Period in respect of a Common Share outstanding as of the record date for the payment of dividends on the Common Shares with respect to such Dividend Period or, if different, with respect to the most recent period for which dividends with respect to the Common Shares have been declared. All dividends payable under the first sentence of this Section 3(a) shall be cumulative from the Issue Date, whether or not in any Dividend Period or

Periods there shall be funds of the Corporation legally available for the payment of such dividends, and shall be payable, when, as and if authorized and declared, in arrears on Dividend Payment Dates, commencing on the first Dividend Payment Date after the Issue Date. Each such dividend shall be payable in arrears to the holders of record of the Preferred Shares, as they appear on the stock records of the Corporation at the close of business on each record date, which shall not be more than 30 days preceding the applicable Dividend Payment Date (the “Dividend Payment Record Date”), as shall be fixed by the Board of Directors. Any Dividend Arrearages may be authorized and declared and paid at any time, without reference to any regular Dividend Payment Date, to holders of record on such date, which shall not be more than 45 days preceding the payment date thereof, as may be fixed by the Board of Directors. Dividends on the Preferred Shares shall, at the Corporation’s option, on each Dividend Payment Date, either (i) be paid in cash on such Dividend Payment Date or (ii) added to the Stated Liquidation Preference Amount for the purposes of calculating dividends pursuant to this Section 3(a) (until such time as the Corporation declares and pays such dividend in full and in cash, at which time, such dividend shall no longer be part of the Stated Liquidation Preference Amount for the purposes of calculating dividends pursuant to this Section 3(a)) (any amount that has been added to the Stated Liquidation Preference Amount and not yet paid, a “Dividend Arrearage”).

(b)                                 The amount of dividends payable for the initial Dividend Period, or any other period shorter or longer than a full Dividend Period, on the Preferred Shares shall be computed on the basis of twelve 30-day months and a 360-day year.

(c)                                  All dividends paid with respect to Preferred Shares shall be paid pro rata.

(d)                                 So long as any Preferred Shares are outstanding, no dividends, except as described in the immediately following sentence, shall be authorized and declared and paid or set apart for payment on any series or class or classes of Parity Shares for any period unless full cumulative dividends have been or contemporaneously are authorized and declared and paid or authorized and declared and a sum sufficient for the payment thereof set apart for such payment on the Preferred Shares for all Dividend Periods prior to the dividend payment date for such class or classes or series of Parity Shares. When dividends are not paid in full or a sum sufficient for such payment is not set apart, as aforesaid, all dividends authorized and declared upon Preferred Shares and all dividends authorized and declared upon any other series or class or classes of Parity Shares shall be authorized and declared ratably in proportion to the respective amounts of dividends accumulated and unpaid on the Preferred Shares and such class or classes or series of Parity Shares.

(e)                                  So long as any Preferred Shares are outstanding, no dividends shall be authorized and declared and paid or set apart for payment and no other distribution shall be authorized and declared and made upon Junior Shares (other than dividends or other distributions paid solely in Junior Shares, or options, warrants or rights to subscribe for or purchase Junior Shares), nor shall any Junior Shares be redeemed, purchased or otherwise acquired (other than a redemption, purchase or other acquisition of Common Shares made for purposes of and in compliance with requirements of an employee incentive or benefit plan of the Corporation or any Subsidiary) for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of such stock) by the Corporation, directly or indirectly (except by conversion into or exchange for Junior Shares), unless in each case the full cumulative dividends on all outstanding Preferred Shares and any other Parity Shares shall have been paid or set apart for payment for all past Dividend Periods with respect to the Preferred Shares and all past dividend periods with respect to such Parity Shares.

(f)                                   In any case where any dividend payment date shall not be a Business Day, then (notwithstanding any other provision of this Certificate of Designations) payment of dividends need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the dividend payment date; provided, however, that no interest shall accrue on such amount of dividends for the period from and after such dividend payment date.

4.                                      Liquidation Preference.

(a)                                 In the event of any Liquidation or Redemption Event, before any payment or distribution of the assets of the Corporation (whether capital or surplus) shall be made to or set apart for the holders of Junior Shares, the holders of Preferred Shares shall be entitled to receive for each Preferred Share then held an amount equal to the greater of (i) (A) (I) the Stated Liquidation Preference Amount in cash per Preferred Share plus (II) any dividends (whether or not earned or declared) accrued and unpaid thereon from the last Dividend Payment Date to the date of the final distribution to such holder plus (B) solely in connection with an event that is a Liquidation as specified in clause (A) or clause (D) of the definition thereof or a Redemption Event, a premium equal to [•]%(2) of the amount described in clause (i)(A) of this sentence at such time (the “Premium”) or (ii) an amount or consideration per Preferred Share equal to the amount or consideration which would have been payable or distributable had each Preferred Share been converted into Common Shares immediately prior to such Liquidation. The foregoing amounts shall be subject to equitable adjustment whenever there shall occur a stock dividend, stock split, combination, reorganization, recapitalization, reclassification or other similar event involving a change in the Preferred Shares. Until the holders of the Preferred Shares have been paid for each Preferred Share then held the amount specified in this Section 4(a) in full, no payment will be made to any holder of Junior Shares upon Liquidation. If, upon any such Liquidation, the assets of the Corporation, or proceeds thereof, distributable among the holders of Preferred Shares for each Preferred Share then held shall be insufficient to pay in full the preferential amount aforesaid and liquidating payments on any other shares of any class or series of Parity Shares, then such assets, or the proceeds thereof, shall be distributed among the holders of such Preferred Shares and such other Parity Shares ratably in accordance with the amounts that would be payable on such Preferred Shares and such other Parity Shares if all amounts payable thereon were paid in full.

(b)                                 Notice of any Liquidation or Redemption Event shall be given by mail, postage prepaid, not less than fifteen (15) days prior to the distribution or payment date stated therein, to each holder of record of Preferred Shares appearing on the stock books of the Corporation as of

(2)                                 24%, decreasing to 21.2% at June 30, 2016, 20.2% at July 31, 2016 and 19.2% at August 31, 2016. In the event that the Issue Date occurs other than on a month-end, the premium percentage shall be calculated by interpolation, on a straight-line basis, between the premium percentage for the preceding month-end and the premium percentage for the succeeding month-end.

the date of such notice at the address of said holder shown therein. Such notice shall state a distribution or payment date, the amount to be paid pursuant to Section 4(a) and the place where such amount shall be distributable or payable.

(c)                                  After the payment in cash and/or property to the holders of Preferred Shares of the full amount specified in Section 4(a) with respect to outstanding Preferred Shares, the holders of outstanding Preferred Shares shall have no right or claim, based on their ownership of Preferred Shares, to any of the remaining assets of the Corporation. Subject to the rights of the holders of any Parity Shares, upon any Liquidation of the Corporation, after payment shall have been made in full to the holders of Preferred Shares and any Parity Shares, as provided in this Section 4, any other series or class or classes of Junior Shares shall, subject to the respective terms thereof, be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the Preferred Shares and any Parity Shares as such shall not be entitled to share therein.

(d)                                 Notwithstanding anything to the contrary herein, in the event that a Redemption Event is the occurrence of a Material Breach, such Redemption Event shall constitute a Redemption Event solely with respect to the holder(s) of Preferred Shares to which the Materially Breached obligations of the Corporation under the Exchange Agreement were owed for purposes of determining the amount such holder(s) of Preferred Shares shall be entitled to receive pursuant to Section 4(a) before any payment or distribution of the assets of the Corporation (whether capital or surplus) shall be made to or set apart for the holders of Junior Shares.

(e)                                  In the event that the Redemption Event giving rise to the determination of the amount which holders of Preferred Shares shall be entitled to receive pursuant to Section 4(a) is a failure of the Corporation to make any payment of principal, interest, or other amount due and payable of any Indebtedness of the Corporation or its Subsidiaries after giving effect to any applicable cure period, such Redemption Event shall be deemed never to have occurred if, subsequent to the expiration of the cure period, (i) such failure to make payment is cured in full, (ii) all other obligations to pay principal, interest or other amounts due and payable of any Indebtedness of the Corporation and its Subsidiaries have been paid at such time and (iii) no Bankruptcy Event has occurred.

5.                                      Redemption.

(a)                                 The Preferred Shares shall not be redeemable except (i) upon a Bankruptcy Event, (ii) upon the occurrence of a Material Breach and (iii) upon the Corporation’s failure to make any payment of principal, interest, or other amount due and payable of any Indebtedness of the Corporation or its Subsidiaries after giving effect to any applicable cure period (each of the events described in clauses (i) through (iii) whether or not the Preferred Shares are redeemed, a “Redemption Event”). Subject to Section 5(d) below, in the event of a Redemption Event, the holders of Preferred Shares shall, in their sole discretion, be entitled to receive an amount equal to the Stated Liquidation Preference Amount plus any dividends (whether or not earned or declared) accrued and unpaid thereon from the last Dividend Payment Date to, but excluding, the date of such redemption plus the Premium (the “Redemption Price”). The foregoing amounts shall be subject to equitable adjustment whenever there shall occur a stock dividend, stock split, combination, reorganization, recapitalization, reclassification or other similar event involving a change in the Preferred Shares. Notice of any Redemption Event shall be given by the Corporation by mail, postage prepaid, and in a press release provided to the major wire services, not later than the first Business Day after the Corporation acquires knowledge of such event or circumstance, to each holder of record of Preferred Shares appearing on the stock books of the Corporation as of the date of such notice at the address of said holder shown therein (a “Redemption Event Notice”), which notice shall state that (1) all Preferred Shares tendered prior to the deadline specified in clause (3) below will be accepted for payment on the Redemption Date; (2) the Redemption Price and the date of redemption, which shall be no sooner than 30 days and no later than 90 days from the date such notice is mailed (the “Redemption Date”); and (3) any holder of Preferred Shares electing to have any Preferred Shares redeemed pursuant to Section 5(a) shall be required to surrender its Preferred Shares, with a notice entitled “Option of Holder to Elect Redemption” in the form attached as Annex A to this Certificate of Designations (the “Redemption Notice”), to the Corporation prior to the close of business on the fifth Business Day preceding the Redemption Date. If the Corporation fails to provide a Redemption Event Notice within the time period specified in this Section 5(a), then any holder of Preferred Shares may deliver such notice to the Corporation and the other holders of Preferred Shares, in which event the Redemption Date shall occur on the 45th day after the date of such notice and any holder of Preferred Shares electing to have any Preferred Shares redeemed pursuant to Section 5(a) shall be required to surrender the Preferred Shares, with a Redemption Notice, to the Corporation prior to the close of business on the fifth Business Day preceding such Redemption Date.

(b)                                      In order to exercise the foregoing redemption right, a holder of Preferred Shares shall send a completed Redemption Notice to the Corporation stating the number of Preferred Shares such holder wishes to cause to be redeemed and the address to which payment of the Redemption Price shall be delivered. The holder of Preferred Shares shall include with the Redemption Notice the certificate or certificates representing the Preferred Shares to be redeemed duly endorsed or assigned to the Corporation or in blank. The Corporation shall pay the Redemption Price to such holder on the Redemption Date. If fewer than all the Preferred Shares represented by a certificate delivered to the Corporation pursuant to this Section 5(b) are to be redeemed pursuant to a Redemption Notice, upon such partial redemption the Corporation shall (or shall cause a transfer agent for the Preferred Shares to) also issue and deliver to the holder of Preferred Shares a new certificate representing the Preferred Shares not so redeemed. Unless the Corporation defaults in the payment of the Redemption Price therefor, all Preferred Shares accepted for redemption pursuant to Section 5(a) shall cease to accumulate dividends after the Redemption Date.

(c)                                       Until the holders of the Preferred Shares who have delivered a Redemption Notice have been paid the amount specified in Section 5(a) in full, no payment will be made to any holder of Parity Shares or Junior Shares.

(d)                                      Notwithstanding anything to the contrary herein, in the event that the Redemption Event giving rise to the foregoing redemption right under Section 5(a) is the occurrence of a Material Breach, such redemption right may be exercised solely by the holder(s) of Preferred Shares to which the Materially Breached obligations of the Corporation under the Exchange Agreement were owed.

(e)                                       In the event that the Redemption Event giving rise to the foregoing redemption right under Section 5(a) is a failure of the Corporation to make any payment of principal, interest, or other amount due and payable of any Indebtedness of the Corporation or its Subsidiaries after giving effect to any applicable cure period, such Redemption Event shall be deemed never to have occurred and any Redemption Notice delivered by a holder of Preferred Shares in respect thereof shall be deemed automatically rescinded if, subsequent to the expiration of the cure period, (i) such failure to make payment is cured in full, (ii) all other obligations to pay principal, interest or other amounts due and payable of any Indebtedness of the Corporation and its Subsidiaries have been paid at such time and (iii) no Bankruptcy Event has occurred.

6.                                      Conversion.

(a)                                      Subject to the terms and conditions contained in this Section 6, the Preferred Shares shall be convertible as follows:

(i)                                          from and after the Issue Date, the holders of Preferred Shares shall have the right, at their option (the “Optional Conversion Right”), to convert some or all of their Preferred Shares as set forth in the Holder Conversion Election Notice (as defined below) into the number of fully paid and non-assessable Common Shares obtained by dividing the aggregate Stated Liquidation Preference Amount plus any dividends (whether or not earned or declared) accrued and unpaid thereon from the last Dividend Payment Date to, but excluding, the date of conversion of such specified Preferred Shares by the Conversion Price (each an “Optional Conversion”); and

(ii)                                       at any time following the date that is one (1) year following the Issue Date; provided, that (A) the VWAP of a Common Share for the period of 30 consecutive Trading Days beginning on the 31st Trading Day prior to the Corporation Conversion Election Date (the “Mandatory Conversion VWAP Period”) is in excess of $[•](3) (as adjusted for Common Share Events and dividends paid on shares of the Corporation’s Capital Stock in Common Shares) and (B) the Corporation has an effective resale shelf registration statement permitting the resale of all of the Common Shares issuable upon conversion of the Preferred Shares, the Corporation shall have the right, at its option (the “Mandatory Conversion Right”), to convert all or any number of the outstanding Preferred Shares into the number of fully paid and non-assessable Common Shares obtained by dividing the aggregate Stated Liquidation Preference Amount plus any dividends (whether or not earned or declared) accrued and unpaid thereon from the last Dividend Payment Date to, but excluding, the date of conversion of such Preferred Shares by the Conversion Price (the “Mandatory Conversion”). Any such Mandatory Conversion with respect to less than all outstanding Preferred Shares, shall be applied pro rata to the holders of Preferred Shares based on the number of Preferred Shares held by each such holder.

(b)                                 Any Optional Conversion or the Mandatory Conversion shall be subject to the following terms and conditions, as applicable:

(i)                                          In order to exercise the Optional Conversion Right, the holder of Preferred Shares shall send a written notice to the Corporation (the “Holder Conversion Election Notice”)

(3)                                 150% of the IPO price.

stating that the holder thereof has elected to convert Preferred Shares. The Holder Conversion Election Notice shall also state the number of Preferred Shares such holder wishes to convert and the number of Common Shares to be issued by the Corporation to such holder pursuant to the Optional Conversion. The holder of Preferred Shares shall include with the Holder Conversion Election Notice the certificate or certificates representing the Preferred Shares to be converted duly endorsed or assigned to the Corporation or in blank. As promptly as practicable, but in no event later that five (5) Business Days, following receipt of a Holder Conversion Election Notice and the certificate or certificates representing the Preferred Shares to be converted, the Corporation shall (or shall cause a transfer agent for the Common Shares to) issue and shall deliver a certificate or certificates for the number of full Common Shares issuable upon such Optional Conversion, together with payment in lieu of any fraction of a share, as provided in Section 6(d), to such holder. If fewer than all the Preferred Shares represented by a certificate delivered to the Corporation pursuant to this Section 6(b)(i) are to be converted pursuant to a Holder Conversion Election Notice, upon such conversion the Corporation shall (or shall cause a transfer agent for the Preferred Shares to) also issue and deliver to the holder of Preferred Shares a new certificate representing the Preferred Shares not so converted.

(ii)                                                In order to exercise the Mandatory Conversion Right, the Corporation shall send a written notice to the holders of Preferred Shares (the “Corporation Conversion Election Notice”) that the Corporation has elected to exercise the Mandatory Conversion Right and convert such Preferred Shares (the date of such written notice, the “Corporation Conversion Election Date”) and which shall include the VWAP of the Common Shares for the Mandatory Conversion VWAP Period, and the number of Common Shares to be issued in the Mandatory Conversion. Following the receipt of the Corporation Conversion Election Notice, the applicable holder of Preferred Shares shall surrender to the Corporation the certificate or certificates representing the Preferred Shares so converted, duly endorsed or assigned to the Corporation or in blank. As promptly as practicable, but in no event later than five (5) Business Days, following receipt of the certificate or certificates representing the Preferred Shares converted in the Mandatory Conversion, the Corporation shall (or shall cause a transfer agent for the Common Shares to) issue and deliver, a certificate or certificates for the number of full shares of Common Shares issuable upon such Mandatory Conversion, together with payment in lieu of any fraction of a share, as provided in Section 6(d), to the holders entitled to receive the same. Notwithstanding anything in this Section 6(b)(ii) to the contrary, upon the close of business on the Corporation Conversion Election Date, the number Preferred Shares converted in the Mandatory Conversion shall automatically be deemed converted into Common Shares, which Common Shares shall be deemed to be outstanding of record, and all rights with respect to such Preferred Shares so converted, including any rights, if any, to receive dividends or notices and vote (other than as holders of Common Shares), will terminate, except for the right to receive the number of Common Shares into which such Preferred Shares have been converted.

(iii)                                             Unless the Common Shares issuable on an Optional Conversion or Mandatory Conversion are to be issued in the same name as the name in which such Preferred Shares are registered, each share surrendered for conversion shall be accompanied by instruments of transfer, in form reasonably satisfactory to the Corporation, duly executed by the holder or such holder’s duly authorized attorney and an amount sufficient to pay any transfer or similar tax (or evidence reasonably satisfactory to the Corporation demonstrating that such taxes have been paid).

(iv)                                            Holders of Preferred Shares at the close of business on any Dividend Payment Record Date shall be entitled to receive the dividend payable on such shares on the corresponding Dividend Payment Date notwithstanding the conversion thereof following such Dividend Payment Record Date and prior to such Dividend Payment Date. A holder of Preferred Shares on a Dividend Payment Record Date whose Preferred Shares are converted into Common Shares on such Dividend Payment Date will receive the dividend payable by the Corporation on such Preferred Shares on such date. If fewer than all the Preferred Shares represented by a certificate delivered to the Corporation pursuant to this Section 6(b) are to be converted pursuant to a Holder Conversion Election Notice or Corporation Conversion Election Notice, as the case may be, upon such partial conversion the Corporation shall (or shall cause a transfer agent for the Preferred Shares to) also issue and deliver to the holder of Preferred Shares a new certificate representing the Preferred Shares not so converted.

(c)                                  Each Optional Conversion shall be deemed to have been effected immediately prior to the close of business on the date the Corporation receives the Holder Conversion Election Notice and related stock certificates (the date of such receipt by the Corporation, the “Holder Conversion Election Date”) and the Person or Persons in whose name or names any Common Shares shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the Common Shares represented thereby at such time on such date, and such conversion shall be on such date.

(d)                                 No fractional shares or scrip representing fractions of Common Shares shall be issued upon conversion of the Preferred Shares. Instead of any fractional interest in a Common Share that would otherwise be deliverable upon the conversion of a Preferred Share, the Corporation shall pay to the holder of such Preferred Share an amount in cash based upon the Current Market Price of a Common Share on the Trading Day immediately preceding the Holder Conversion Election Date or Corporation Conversion Election Date, as applicable. If more than one Preferred Share shall be converted at one time by the same holder, the number of full Common Shares issuable upon conversion thereof shall be computed on the basis of the aggregate number of Preferred Shares so converted.

(e)                                  The Conversion Price shall be adjusted from time to time as follows:

(i)                                          If, after the Issue Date, the Corporation (A) subdivides its outstanding Common Shares into a greater number of shares, (B) combines its outstanding Common Shares into a smaller number of shares or (C) issues any shares of Capital Stock by reclassification of its Common Shares (the events set forth in clauses (A), (B), and (C) above being hereinafter referred to as the “Common Share Events”), the Conversion Price shall be adjusted so that the holder of any Preferred Share thereafter converted shall be entitled to receive the number of Common Shares that such holder would have owned or have been entitled to receive after the happening of any Common Share Event had such Preferred Share been converted immediately prior to the effective date of such subdivision, combination or reclassification. An adjustment made pursuant to this subparagraph (i) shall become effective immediately upon the opening of business on the day next following the record date (subject to paragraph (f) below) in the case of a dividend or distribution and shall become effective immediately upon the opening of business on the day next following the effective date in the case of a subdivision, combination or reclassification.

(ii)                                       No adjustment in the Conversion Price shall be required unless such adjustment would require a cumulative increase or decrease of at least 1% in such price; provided, however, that any adjustments that by reason of this subparagraph (ii) are not required to be made shall be carried forward and taken into account in any subsequent adjustment until made; and provided, further, that any adjustment shall be required and made in accordance with the provisions of this Section 6 (other than this subparagraph (ii)) not later than such time as may be required in order to preserve the tax-free nature of a distribution to the holders of Common Shares. All calculations under this Section 6 shall be made to the nearest cent (with $.001 being rounded upward) or to the nearest one-tenth of a share, as the case may be.

(f)                                   If the Corporation becomes party to any transaction (including, without limitation, a merger, consolidation, self-tender offer for all or substantially all Common Shares outstanding or recapitalization of the Common Shares but excluding any Common Share Events (each of the foregoing being referred to herein as a “Transaction”)), in each case as a result of which Common Shares shall be converted into the right to receive stock, securities or other property (including cash or any combination thereof), each Preferred Share that is not redeemed or converted into the right to receive stock, securities or other property in connection with such Transaction shall thereafter be convertible into the kind and amount of shares of stock, securities and other property (including cash or any combination thereof) receivable upon the consummation of such Transaction by a holder of that number of Common Shares into which one Preferred Share was convertible immediately prior to such Transaction, assuming such holder of Common Shares (i) is not a Person with which the Corporation consolidated or into which the Corporation merged or which merged into the Corporation or to which such sale or transfer was made, as the case may be (a “Constituent Person”), or an Affiliate of a Constituent Person and (ii) failed to exercise his or her rights of the election, if any, as to the kind or amount of stock, securities and other property (including cash) receivable upon such Transaction (provided, that if the kind or amount of stock, securities and other property (including cash) receivable upon such Transaction is not the same for each Common Share held immediately prior to such Transaction by other than a Constituent Person or an Affiliate thereof and in respect of which such rights of election shall not have been exercised (“Non-Electing Share”), then for the purpose of this paragraph (f) the kind and amount of stock, securities and other property (including cash) receivable upon such Transaction by each Non-Electing Share shall be deemed to be the kind and amount so receivable per share by a plurality of the Non-Electing Shares). The Corporation shall not be a party to any Transaction unless the terms of such Transaction are consistent with the provisions of this paragraph (f), and it shall not consent or agree to the occurrence of any Transaction until the Corporation has entered into an agreement with the successor or purchasing entity, as the case may be, for the benefit of the holders of the Preferred Shares that will contain provisions enabling the holders of the Preferred Shares that remain outstanding after such Transaction to convert their Preferred Shares into the consideration received by holders of Common Shares at the Conversion Price in effect immediately prior to such Transaction. The provisions of this paragraph (f) shall similarly apply to successive Transactions.

(g)                                  If:

(i)                                          the Corporation pays a dividend (or makes any other distribution) on the Common Shares; or

(ii)                                       the Corporation grants to the holders of the Common Shares rights or warrants to subscribe for or purchase any shares of any class or any other rights or warrants; or

(iii)                                    there shall occur any reclassification of the Common Shares or any consolidation or merger to which the Corporation is a party and for which approval of any stockholders of the Corporation is required, or a self-tender offer by the Corporation for all or substantially all of its outstanding Common Shares, or the sale or transfer of all or substantially all of the consolidated assets of the Corporation as an entirety and for which approval of any stockholders of the Corporation is required; or

(iv)                                   there shall occur the voluntary or involuntary liquidation, dissolution or winding up of the Corporation,

then the Corporation shall cause to be prepared and delivered to the holders of the Preferred Shares at their addresses as shown on the stock records of the Corporation, as promptly as possible, but at least ten (10) days prior to the applicable date hereinafter specified, a notice stating (A) the date on which a record is to be taken for the purpose of such dividend, distribution or grant of rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Shares of record to be entitled to such dividend, distribution or grant of rights or warrants are to be determined or (B) the date on which such reclassification, consolidation, merger, self-tender offer, sale, transfer, liquidation, dissolution or winding up is expected to become effective, and the date as of which it is expected that holders of Common Shares of record shall be entitled to exchange their Common Shares for securities or other property, if any, deliverable upon such reclassification, consolidation, merger, self-tender offer, sale, transfer, liquidation, dissolution or winding up. Failure to give or receive such notice or any defect therein shall not affect the legality or validity of the proceedings described in this Section 6.

(h)                                 Whenever the Conversion Price is adjusted as herein provided, the Corporation shall promptly prepare and deliver to the holders of the Preferred Shares a notice of such adjustment of the Conversion Price setting forth the adjusted Conversion Price and the effective date of such adjustment and an officer’s certificate setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment. The Corporation shall mail such notice and such certificate to the holders of each Preferred Share at such holder’s last address as shown on the stock records of the Corporation.

(i)                                     In any case in which paragraph (e) of this Section 6 provides that an adjustment shall become effective on the day next following the record date for an event, the Corporation may defer until the occurrence of such event (A) issuing to the holder of any Preferred Share converted after such record date and before the occurrence of such event the additional Common Shares issuable upon such conversion by reason of the adjustment required by such event over and above the Common Shares issuable upon such conversion before giving effect to such adjustment and (B) paying to such holder any amount of cash in lieu of any fraction pursuant to paragraph (d) of this Section 6.

(j)            If any action or transaction would require adjustment of the Conversion Price pursuant to more than one paragraph of this Section 6, only one adjustment shall be made, and such adjustment shall be the amount of adjustment that has the highest absolute value.

(k)           If the Corporation takes any action affecting the Common Shares, other than an action described in this Section 6, that would materially adversely affect the conversion rights of the holders of the Preferred Shares, the Conversion Price for the Preferred Shares shall be adjusted, to the extent permitted by law, in such manner, if any, and at such time, as the Board of Directors, in its reasonable discretion, may determine to be equitable in the circumstances.

(l)            The Corporation will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued Common Shares, for the purpose of effecting conversion of the Preferred Shares, the full number of Common Shares deliverable upon the conversion of all outstanding Preferred Shares not theretofore converted. For purposes of this paragraph (l), the number of Common Shares that shall be deliverable upon the conversion of all outstanding shares of Preferred Shares shall be computed as if at the time of computation all such outstanding shares were held by a single holder.

(m)          The Corporation shall pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of Common Shares or other securities or property on conversion of the Preferred Shares pursuant hereto; provided, however, that the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the issue or delivery of any Common Shares or other securities or property in a name other than that of the holder of the Preferred Shares to be converted, and no such issue or delivery shall be made unless and until the Person requesting such issue or delivery has paid to the Corporation the amount of any such tax or established, to the reasonable satisfaction of the Corporation, that such tax has been paid.

7.             Voting.

(a)           Except as otherwise set forth herein or in the Certificate of Incorporation or by law specifically provided, the holders of Preferred Shares shall be entitled to vote on any and all matters on which holders of the Common Stock are entitled to vote on an “as if” converted basis calculated in accordance with Section 6. As to matters upon which only holders of Preferred Shares are entitled to vote, the holder thereof shall be entitled to one (1) vote per Preferred Share.

(b)           So long as any Preferred Shares remain outstanding, in addition to any other vote or consent of stockholders required by law or the Certificate of Incorporation, the Corporation shall not, directly or indirectly (including through merger or consolidation with any other corporation) and shall not permit any of its Subsidiaries to, without the affirmative vote at a meeting or the written consent without a meeting of the holders of at least a majority of Preferred Shares then outstanding:

(i)    authorize or approve the issuance of any shares of, or of any security convertible into, or convertible or exchangeable for, or linked to, Preferred Shares, Senior Shares, or Parity Shares, or authorize or create, or increase the authorized number of, any class or series of Parity Shares, Preferred Shares or Senior Shares, or any security convertible into, or convertible or exchangeable for, or linked to, shares of any such class or series;

(ii)   authorize or approve the purchase or redemption of any Parity Shares or Junior Shares;

(iii)  amend, alter or repeal any of the provisions of this Certificate of Designations, the Certificate of Incorporation or the Bylaws of the Corporation in a manner that would adversely affect the powers, designations, preferences and rights of the Preferred Shares; provided, however, that (a) any creation and issuance of Junior Shares shall not be deemed to adversely affect such powers, designations, preferences and rights; (b) any Liquidation shall not be deemed to adversely affect such powers, designations, preferences and rights and (c) the Company shall not be restricted from authorizing an amendment to the Certificate of Incorporation solely for the purpose of effecting a reverse stock split (and for no other purpose) other than a reverse stock split that would constitute, or would reasonably be expected to constitute, a transaction under rule 13E-3 of the Exchange Act;

(iv)  after the Issue Date, contract, create, incur, assume or suffer to exist any Indebtedness or guarantee any such Indebtedness in an aggregate principal amount of more than $5.0 million at any time outstanding; or

(v)   agree to take any of the foregoing actions.

(c)           Notwithstanding anything to the contrary (A) no amendment or waiver (other than a waiver by a holder of Preferred Shares which does not affect the rights of the other holders of Preferred Shares) of any provision of this Certificate of Designations or the Corporation’s certificate of incorporation or bylaws shall, without the prior written consent of all holders of Preferred Shares who are known to the Corporation to hold, together with their Affiliates, more than five percent (5%) of all Preferred Shares then outstanding (i) reduce the Stated Liquidation Preference Amount, the Premium or the Annual Dividend Rate or any other amounts payable or that may become payable hereunder to holders of Preferred Shares, (ii) postpone the date fixed for any payment of any amount payable hereunder to holders of Preferred Shares or waive or excuse any such payment, (iii) modify or waive Section 6 or any portion thereof (or any definitions of terms used therein) in a manner that would adversely affect any holder of Preferred Shares, or (iv) change any of the provisions of this Section 7 or change any other provision of this Certificate of Designations specifying the number or percentage of holders of Preferred Shares which are required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, and (B) the Corporation shall not, directly or indirectly (including through merger or consolidation with any other corporation) and shall not permit any of its Subsidiaries to, without the prior written consent of all holders of Preferred Shares who are known to the Corporation to hold, together with their Affiliates, more than five percent (5%) of all Preferred Shares then outstanding, take any of the actions described in clause (i) or clause (iii) of Section 7(b) or agree to take any of such actions, in each case, in a manner that does not treat all holders of Preferred Shares similarly. Neither the Corporation nor any Subsidiary shall directly or indirectly pay or offer to pay any fee or other consideration of any nature to any holder of Preferred Shares in connection with any waiver, modification or amendment to this Certificate of Designations or the Corporation’s certificate of incorporation or bylaws unless the Corporation shall, by notice given by mail, postage prepaid, to each holder of record of Preferred Shares appearing on the stock books of the Corporation as of the date of such notice (or, if there is a record date for the applicable consent or agreement, as of such record date) at the address of said holder shown therein, advise each holder of Preferred Shares of any such consideration being paid or offered.

For the avoidance of doubt, the Corporation shall not be deemed to have knowledge that a holder of the Preferred Shares is an Affiliate of other holder(s) of the Preferred Shares unless it has been notified of such Affiliate status in writing by the relevant holder(s).

8.             Rank.

The Preferred Shares rank, with respect to rights to the payment of dividends and the distribution of assets in the event of any Liquidation, (i) senior to all Common Shares, and senior to all other equity securities of the Corporation other than equity securities referred to in clauses (ii) and (iii) of this sentence (“Junior Shares”); (ii) to the extent authorized under Section 7(b)(i), on a parity with all equity securities of the Corporation the terms of which specifically provide that such equity securities rank on a parity with the Preferred Shares with respect to rights to the payment of dividends and the distribution of assets in the event of any Liquidation (“Parity Shares”); and (iii) to the extent authorized under Section 7(b)(i), junior to all equity securities of the Corporation the terms of which specifically provide that such equity securities rank senior to the Preferred Shares with respect to rights to the payment of dividends and the distribution of assets in the event of any Liquidation (“Senior Shares”). The term “equity securities” does not include convertible debt securities (the issuance of which, for the avoidance of doubt, shall be subject to Section 7(b)(iv)).

9.             Miscellaneous.

(a)     Any and all notices to the Corporation will be addressed to the Corporation’s Chief Executive Officer at the Corporation’s principal place of business on file with the Secretary of State of the State of Delaware. Any and all notices or other communications or deliveries to be provided by the Corporation to any holder hereunder will be in writing and delivered personally, by facsimile, sent by a nationally recognized overnight courier service addressed to each holder at the facsimile telephone number or address of such holder appearing on the books of the Corporation, or if no such facsimile telephone number or address appears, at the principal place of business of the holder. Any notice or other communication or deliveries hereunder will be deemed given and effective on the earliest of (1) the date of transmission, if such notice or communication is delivered via facsimile prior to 5:30 p.m. Eastern time, (2) the date after the date of transmission, if such notice or communication is delivered via facsimile later than 5:30 p.m. but prior to 11:59 p.m. Eastern time on such date, (3) the second business day following the date of mailing, if sent by nationally recognized overnight courier service, or (4) upon actual receipt by the party to whom such notice is required to be given, regardless of how sent.

(b)     Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered holder will be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing Preferred Shares, and in the case of any such loss, theft or destruction upon receipt of indemnity reasonably satisfactory to the Corporation (provided that if the holder is a financial institution or other institutional investor its own agreement will be satisfactory) or in the case of any such mutilation upon surrender of such certificate, the Corporation will, at its expense, execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares of such class represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.

(c)     The headings contained herein are for convenience only, do not constitute a part of this Certificate of Designations and will not be deemed to limit or affect any of the provisions hereof.

IN WITNESS WHEREOF, Kadmon Holdings, Inc. has caused this Certificate to be duly executed in its name and on its behalf by its Chief Executive Officer this     day of [July] 2016.

KADMON HOLDINGS, INC.

By:
Name:
Title:

Annex A
Certificate of Designations of
5% Convertible Preferred Stock of
Kadmon Holdings, Inc.

FORM OF OPTION OF HOLDER TO ELECT REDEMPTION

If you want to have all of your Preferred Shares redeemed by the Corporation pursuant to Section 5(a) of the Certificate of Designations of the 5% Convertible Preferred Stock of Kadmon Holdings, Inc. (“Certificate of Designations”), check the box: ☐

If you want to have less than all of your Preferred Shares redeemed by the Corporation pursuant to Section 5(a) of the Certificate of Designations, state the number of shares that you elect to have redeemed:                                                            .

Date:

Signature:

(Sign exactly as your name appears on the stock certificate evidencing your Preferred Shares)

Name:

Signature Guarantee:

Exhibit C

(Form of Registration Rights Agreement)

Attached.

KADMON HOLDINGS, INC.

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of [ ], 2016 (the “Effective Date”), among KADMON HOLDINGS, INC., a Delaware corporation (the “Company”), and the investors named on the signature pages hereto (individually, an “Investor” and collectively, the “Investors”). Certain capitalized terms used herein and not otherwise defined have the meaning given to them in Section 14(a) hereof.

W I T N E S S E T H :

WHEREAS, the Investors, pursuant to the terms of that certain Exchange Agreement, dated as of June 8, 2016 (the “Exchange Agreement”), by and among the Company, Kadmon Pharmaceuticals, LLC, and the Investors, have acquired shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) and shares of the Company’s convertible 5% preferred stock, par value $0.001 per share (the “Preferred Stock”); and

WHEREAS, the Investors have requested, and the Company has agreed to provide, certain rights with respect to the registration of the Common Stock held by the Investors (including the Common Stock issuable upon conversion of the Preferred Stock), subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto hereby agree as follows:

1.                                      SHELF REGISTRATION.

(a)                                 From and after the Effective Date, the Company shall use its commercially reasonable efforts to qualify and remain qualified to register any Public Offering pursuant to a Registration Statement on Form S-3 or any successor form thereto.

(b)                                 Subject to the terms and conditions of this Agreement, at any time from and after the Company is eligible to use Form S-3, the Required Investors may request the Company to effect a registration under a Shelf Registration Statement relating to the offer and sale by the Investors from time to time of the Registrable Securities in accordance with the methods of distribution elected by such Investors and set forth in such Shelf Registration Statement. If the Shelf Registration Statement is not an automatic shelf registration statement (as defined in Rule 405 under the Securities Act), the Company shall use its commercially reasonable efforts to have the Shelf Registration Statement declared effective as soon as reasonably practicable after its filing and in any event within 60 days thereafter.

(c)                                  The Company shall only be required to effectuate one Underwritten Offering from such Shelf Registration Statement (an “Underwritten Takedown”) within any six-month period, which offering shall be deemed a Demand Registration, and may only be requested by the Required Investors or by the holders of a majority of the shares of Common Stock that are signatories to the 2015 Registration Rights Agreement. The provisions of Section

2 shall apply mutatis mutandis to such Underwritten Takedown. So long as the Shelf Registration Statement is effective, the Investors may not request any Demand Registration pursuant to Section 2 with respect to Registrable Shares that are registered on such Shelf Registration Statement.

(d)                                 The Company shall use commercially reasonable efforts to keep the Shelf Registration Statement effective until the date as of which there are no longer any Registrable Securities. In the event that the Shelf Registration Statement ceases to be effective for any reason at any time (other than because all Registrable Securities registered thereunder shall have been sold pursuant thereto or shall have otherwise ceased to be Registrable Securities), the Company shall use its commercially reasonable efforts to obtain the prompt withdrawal of any order suspending the effectiveness thereof or file a subsequent Shelf Registration Statement covering all of the securities that, as of the date of such filing or designation, are Registrable Securities. If such a subsequent Shelf Registration Statement is filed (and is not already effective), the Company shall use its commercially reasonable efforts to cause the subsequent Shelf Registration Statement to become effective as promptly as practicable after such filing and to keep such subsequent Shelf Registration Statement continuously effective until the date as of which there are no longer any Registrable Securities.

(e)                                  Upon notice to the Investors requesting the filing of the Shelf Registration Statement, the Company may postpone effecting a registration pursuant to this Section 1 on up to two occasions during any period of 12 consecutive months for a reasonable time specified in the notice but not exceeding 90 days in the aggregate, if the Company is in possession of material non-public information the disclosure of which during the period specified in such notice the Company reasonably believes would not be in the best interests of the Company.

(f)                                   If a Shelf Registration Statement is then effective, subject to Section 5, an Investor may sell Registrable Securities available for sale by it pursuant to such Shelf Registration Statement, and the Company shall pay all Registration Expenses in connection therewith (other than underwriter or broker discounts and commissions payable in connection with the sale of such Investor’s securities thereunder).

2.                                      DEMAND REGISTRATION.

(a)                                 At any time and from time to time on or after the date that is not less than 180 days after the Effective Date, upon the written request (a “Demand Notice”) of the Required Investors requesting that the Company effect the registration under the Securities Act of all or a portion of the Registrable Securities of such Investors (“Requesting Investors”), the Company shall promptly give notice of such requested registration (each such request shall be referred to herein as a “Demand Registration”) at least 10 Business Days prior to the anticipated filing date of the Registration Statement relating to such Demand Registration to the other Investors and to the holders of Other Registrable Securities and thereupon shall use its commercially reasonable efforts to effect, as expeditiously as possible, the registration under the Securities Act of (i) all Registrable Securities for which the Requesting Investors have requested registration under this Section 2(a), (ii) subject to the restrictions of Sections 2(e) and 3(d), all other Registrable Securities that any other Investors (all such Investors, the “Registering Investors”) request the Company to register pursuant to Section 3(a) by request received by the Company within 5

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Business Days after the Company gives notice of the Demand Registration, and (iii) subject to the restrictions of Sections 2(e) and 3(d), all Other Registrable Securities that any holders of Other Registrable Securities (all such holders, the “Other Registering Holders”) request the Company to register pursuant to Section 3(a) by request received by the Company within 5 Business Days after the Company gives notice of the Demand Registration, all to the extent necessary to permit the disposition (in accordance with the intended method of disposition thereof as aforesaid) of the Registrable Securities to be so registered, provided that, the Company shall not be obligated to effect a Demand Registration unless the aggregate proceeds expected to be received from the sale of the Registrable Securities requested to be included in such Demand Registration by the Requesting Investors equals or exceeds $15,000,000. Each such Demand Notice will specify the number of Registrable Securities proposed to be offered for sale in aggregate and by each Requesting Investor and will also specify the intended method of distribution thereof.

(b)                                 If a Demand Registration involves an Underwritten Offering the Required Investors shall select the lead Underwriter and any additional Underwriters in connection with such offering.

(c)                                  Notwithstanding the foregoing provisions of this Section 2, the Investors may not request a Demand Offering during a period commencing upon the filing (or earlier, but not more than 30 days prior to such filing upon notice by the Company to the Investors that it so intends to file) of a Registration Statement for Common Stock by the Company (for its own account or for any other security holder) and ending (i) 90 days after such Registration Statement is declared effective by the SEC (or automatically becomes effective), (ii) upon the withdrawal of such Registration Statement or (iii) 30 days after such notice if no such Registration Statement has been filed within such 30-day period, whichever occurs first; provided that the foregoing limitation shall not apply if the Investors were not given reasonable opportunity, in violation of Section 3, to include their Registrable Securities in the Demand Registration Statement. In no event shall the Company be required to effect more than one Demand Registration hereunder within any six-month period.

(d)                                 The Requesting Investors are permitted to rescind a Demand Registration at any time. So long as the Investors theretofore participating in such rescinded Demand Registration reimburse the Company for all expenses (including reasonable fees and disbursements of counsel) incurred by the Company in connection with such rescinded Demand Registration, a rescinded Demand Registration will not count as a Demand Registration for purposes of determining when future Demand Registrations can be requested by the Required Investors pursuant to this Section 2 and any Registration Statement related to such rescinded Demand Registration shall not affect when another Demand Registration may be requested by the Required Investors pursuant to the terms of this Agreement.

(e)                                  If a Demand Registration involves an Underwritten Offering and any of the lead Underwriters advises the Company that, in its view, the total number or dollar amount of Registrable Securities and Other Registrable Securities requested to be included in the registration exceeds the number or dollar amount of securities that can be sold without having an adverse effect on such offering, including the price at which such securities can be sold (the “Maximum Offering Size”), the Company will include the securities in the registration, in the

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following order of priority, up to the Maximum Offering Size: (i) first, all Registrable Securities requested to be registered by the Registering Investors allocated, if necessary for the offering not to exceed the Maximum Offering Size, pro rata among such Registering Investors on the basis of the relative number of Registrable Securities so requested to be included in such registration by each Registering Investor; (ii) second, all Other Registrable Securities requested to be included in such registration by any Other Registering Holder, pro rata among such Other Registering Holders on the basis of the relative number of Other Registrable Securities so requested to be included in such registration by each Other Registering Holder; and (iii) third, any securities proposed to be registered by the Company or for the account of any other third party. All persons whose securities are included in the Demand Registration must sell their securities on the same terms and conditions as apply to the securities being sold by Requesting Investors.

(f)                                   Upon notice to the Requesting Investors, the Company may postpone effecting a registration pursuant to this Section 2 on up to two occasions during any period of 12 consecutive months for a reasonable time specified in the notice but not exceeding 90 days in the aggregate, if the Company is in possession of material non-public information the disclosure of which during the period specified in such notice the Company reasonably believes would not be in the best interests of the Company.

(g)                                  A Demand Offering and related Registration Statement will not count as a Demand Offering for purposes of determining when future Demand Offerings can be requested by the Required Investors pursuant to this Section 2 if (i) the Registration Statement relating to such Demand Offering does not become effective within 90 calendar days after the date such Registration Statement is filed with the SEC (other than by reason of any Required Investor having refused to proceed or a misrepresentation or an omission by any Required Investor) or (ii) the conditions to closing specified in any underwriting agreement or purchase agreement entered into in connection with such Demand Offering are not satisfied as a result of a default or breach thereunder by the Company.

3.                                      PIGGYBACK REGISTRATION.

(a)                                 Whenever the Company proposes to register an offering of any of its securities under the Securities Act (excluding (x) a Shelf Registration Statement (which shall be subject to the provisions of Section 1) and (y) the registration of securities to be offered pursuant to an employee benefit plan on Form S-8, pursuant to a registration made on Form S-4, or any successor forms thereto then in effect) and the registration form to be used may be used for the registration of Registrable Securities and Other Registrable Securities, it will, at each such time, give prompt written notice thereof at least 10 Business Days prior to the anticipated filing date of the Registration Statement relating to such Piggyback Registration to the Investors and to the holders of Other Registrable Securities, which notice shall set forth such Investors’ rights under this Section 3(a) and the rights of the Holders of Other Registration Rights under the 2015 Registration Rights Agreement and the 2016 Registration Rights Agreement and shall offer such Investors and such Holders of Other Registration Rights the opportunity to include in such registration statement the number of Registrable Securities and Other Registrable Securities as such Investors and Holders of Other Registration Rights, respectively, may request (a “Piggyback Registration”).

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(b)                                 Upon the written request of any Investor and Holder of Other Registrable Securities (which request shall specify the number of Registrable Securities and Other Registrable Securities (as the case may be) intended to be registered or disposed of by such Investor or Holder of Other Registrable Securities (as the case may be)) received within 5 Business Days after the delivery of the Company’s notice of registration, the Company shall, subject to the limitations set forth in this Agreement including Section 3(d), use its commercially reasonable efforts to include in such registration under the Securities Act all Registrable Securities and Other Registrable Securities which the Investors and Holders of Other Registrable Securities, respectively, have so requested to be registered or sold.

(c)                                  If the Piggyback Registration is an Underwritten Offering (i) relating to a Demand Registration, the lead Underwriter and any additional Underwriters in connection with such offering shall be selected in accordance with Section 2(b), (ii) relating to a demand registration requested pursuant to the 2015 Registration Rights Agreement, the lead Underwriter and any additional Underwriters in connection with such offering shall be selected by holders of a majority of the registrable securities pursuant to the 2015 Registration Rights Agreement, and (iii) relating to an offering for the account of the Company, the lead Underwriter and any additional Underwriters in connection with the offering shall be selected by the Company.

(d)                                 If a Piggyback Registration involves an Underwritten Offering and any of the lead Underwriters advises the Company that, in its view, the total number or dollar amount of securities requested to be included in the registration exceeds the Maximum Offering Size, the Company will include the securities in the registration, in the following order of priority, up to the Maximum Offering Size: (i) first, so much of the securities the Company proposes to sell as would not cause the offering to exceed the Maximum Offering Size, (ii) second, (x) all Registrable Securities requested to be included in such registration by any Investor pursuant to this Section 3 and (y) all Other Registrable Securities requested to be included in such registration by any Holder of Other Registrable Securities, in the case of (x) and (y) in aggregate, allocated, if necessary for the offering not to exceed the Maximum Offering Size, pro rata among such Investors and Holders of Other Registrable Securities on the basis of the relative number of Registrable Securities and Other Registrable Securities so requested to be included in such registration by each such Investor and each such Holder of Other Registrable Securities, and (iii) third, any securities proposed to be registered for the account of any other Persons with such priorities among them as the Company shall determine. All persons whose securities are included in the Piggyback Registration must sell their securities on the same terms and conditions as apply to the securities being sold by the Company.

(e)                                  If, at any time after giving notice of its intention to register any securities of the Company for the Company’s own account pursuant to Section 3(a) and prior to the effective date of the Registration Statement filed in connection with such registration, the Company shall determine for any reason not to register such securities, the Company shall give notice to all the Investors and Holders of Other Registrable Securities and, thereupon, shall be relieved of its obligation to register any Registrable Securities and Other Registrable Securities in connection with such registration. No registration effected under this Section 3 shall relieve the Company of its obligations to effect a Demand Registration to the extent required by Section 2 or a Shelf Registration Statement to the extent required by Section 1.

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(f)                                   The Company shall pay all Registration Expenses of the Company and of each Investor in connection with each Piggyback Registration (other than underwriter discounts and commissions payable in connection with the sale of such Investor’s securities thereunder).

4.                                      REGISTRATION PROCEDURES; COMMERCIALLY REASONABLE EFFORTS. In connection with any registration contemplated hereunder, the Company shall as expeditiously as possible:

(a)                                 Use its commercially reasonable efforts to prepare and file with the SEC a Registration Statement on the appropriate form and use its commercially reasonable efforts to cause the registration to become effective as promptly as possible but in no event more than 60 calendar days after filing with the SEC or 15 calendar days if the Company receives an indication of “no review” by the SEC. At least five Business Days before filing a Registration Statement pursuant to Sections 1, 2 or 3 hereof, the Company will furnish to counsel to the Investors selling Registrable Securities in such offering (each, a “Selling Investor”, and collectively, the “Selling Investors”) copies of all documents proposed to be filed for such counsel’s review and approval, which approval shall not be unreasonably withheld or delayed;

(b)                                 Notify immediately each Selling Investor of any stop order threatened or issued by the SEC and take all actions reasonably required to prevent the entry of a stop order or if entered to have it rescinded or otherwise removed;

(c)                                  Use its commercially reasonable efforts to prepare and file with the SEC such amendments and supplements to the Registration Statement necessary to keep the Registration Statement effective for 180 days or such shorter period as maybe required to sell all Registrable Securities covered by the Registration Statement; and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by the Registration Statement during each period in accordance with the Selling Investors’ intended methods of disposition as set forth in the Registration Statement;

(d)                                 Furnish to each Selling Investor a sufficient number of copies of the Registration Statement and such other documents as such Selling Investor may reasonably request to facilitate the disposition of its Registrable Securities;

(e)                                  Use its commercially reasonable efforts to register or qualify the Registrable Securities subject to registration under securities or blue sky laws of jurisdictions in the United States of America as any Selling Investor requests and will do any and all other acts and things that may be necessary or advisable to enable such Selling Investor to consummate the disposition of its Registrable Securities; provided that the Company shall not be required to qualify to do business or to file a general consent to service of process in any such jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

(f)                                   Use its commercially reasonable efforts to cause the Registrable Securities covered by the Registration Statement to be registered with or approved by those governmental agencies or authorities necessary to enable each Selling Investor to consummate the disposition of its Registrable Securities;

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(g)                                  Notify each Selling Investor, at any time when a prospectus is required to be delivered under the Securities Act, of any event as a result of which the prospectus or any document incorporated therein by reference contains an untrue statement of a material fact or omits to state any material fact necessary to make the statements therein not misleading, and will prepare a supplement or amendment to the prospectus or any such document incorporated therein by reference so that thereafter the prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading;

(h)                                 Use its commercially reasonable efforts to cause all Registrable Securities to be listed on the same securities exchange, with the same CUISIP, and with the same transfer agent, as similar securities issued by the Company are then listed;

(i)                                     Enter into such customary agreements (including an underwriting agreement in customary form) and use its commercially reasonable efforts to in connection with those agreements as the Selling Investors or the Underwriters, if any, reasonably request to expedite or facilitate the disposition of such Registrable Securities;

(j)                                    Make available for inspection by any Selling Investor, any Underwriter participating in any disposition pursuant to the Registration Statement, and any attorney, accountant, or other agent of any Selling Investor or Underwriter, all financial and other records, pertinent corporate documents and properties of the Company as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company’s officers, directors, and employees to supply all information reasonably requested by any Selling Investor, Underwriter, attorney, accountant, or agent to exercise their due diligence responsibility in connection with the Registration Statement; provided that an appropriate confidentiality agreement is executed by any such Selling Investor, Underwriter, attorney, accountant, or other agent;

(k)                                 Use its commercially reasonable efforts to ensure that any lock-up agreement requested of any Investor by the lead Underwriter(s) in connection with any Underwritten Offering has a term no longer than the shorter of (i) the lock-up term agreed to by the Company and (ii) the lock-up term agreed to by any officer or director of the Company or any other Investor or Holder of Other Registrable Securities.

(l)                                     In connection with any Underwritten Offering, obtain a “comfort” letter from the Company’s independent public accountants in customary form and covering those matters customarily covered by “cold comfort” letters as the Selling Investors or the lead Underwriters request (and the letter shall be addressed to Selling Investors); and

(m)                             Furnish, at the reasonable request of any Selling Investor an opinion of counsel representing the Company for the purposes of the registration, in the form and substance customarily given to Underwriters in an underwritten Public Offering and satisfactory to counsel representing such Selling Investors, addressed to the Underwriters, if any, and to such Selling Investors.

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5.                                      SUSPENSION PERIOD.

(a)                                 The Company may suspend the use of a prospectus that is part of a Registration Statement (including, for the avoidance of doubt, a Shelf Registration Statement) for up to 30 days (or such shorter period as the Company determines in good faith is necessary under the circumstances, with extensions beyond such shorter period up to the 30 day maximum as may be required after consultation with counsel) from the date of the Suspension Notice (as defined below) and therefore suspend sales of Registrable Securities available for sale pursuant to such Registration Statement (such period, the “Suspension Period”) by providing written notice to each Investor if the Company’s board of directors determines in its reasonable good faith judgment that such suspension is in the best interests of the Company in connection with any proposal or plan by the Company to engage in any material acquisition of assets or stock (other than in the ordinary course of business) or any material merger, consolidation, tender offer, recapitalization, reorganization or other transaction involving the Company. The Company may not utilize more than one Suspension Period in any 12-month period, except with the consent of the Required Investors.

(b)                                 In the case of an event that causes the Company to suspend the use of a Registration Statement as set forth in Section 5(a) above (a “Suspension Event”), the Company shall give a written notice to the Selling Investors (a “Suspension Notice”) to suspend sales of the Registrable Securities and such notice shall state generally the basis for the notice (but shall not contain any material non-public information concerning the Company) and that such suspension shall continue only for so long as the Suspension Event is continuing. An Investor shall not effect any sales of the Registrable Securities pursuant to such Registration Statement (or such filings) at any time after it has received a Suspension Notice from the Company and prior to receipt of an End of Suspension Notice (as defined below). Each Investor agrees that such Investor shall treat as confidential the receipt of the Suspension Notice and shall not disclose the information contained in such Suspension Notice without the prior written consent of the Company until such time as the information contained therein is or becomes available to the public generally, other than as a result of disclosure by the Investor in breach of the terms of this Agreement. The Investors may recommence effecting sales of the Registrable Securities pursuant to the Registration Statement (or such filings) following further written notice to such effect (an “End of Suspension Notice”) from the Company, which End of Suspension Notice shall be given by the Company to the Investors and to the Investors’ counsel, if any, promptly following the conclusion of any Suspension Event; provided that the Company shall deliver the End of Suspension Notice within the Suspension Period.

6.                                      REGISTRATION EXPENSES. All expenses incident to the Company’s performance of or compliance with this Agreement (including, without limitation, all registration, qualification and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, fees and disbursements of custodians, and fees and disbursements of counsel for the Company and all independent certified public accountants, Underwriters (excluding underwriting discounts and commissions) and other persons retained by the Company), and the reasonable fees of one counsel to the Selling Investors as a group (selected by a majority-in-interest of the Selling Investors) shall be borne by the Company (all such expenses being herein called “Registration Expenses”).

7.                                      INFORMATION. From time to time, the Company may require each Selling Investor to furnish to the Company information regarding the distribution of the securities

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subject to registration. Whenever any such Selling Investor has requested that Registrable Securities be registered pursuant to this Agreement, such Selling Investor shall notify the Company, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as to such Selling Investor as a result of which the prospectus included in the Registration Statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading.

8.                                      MATERIAL CHANGE. Each Selling Investor agrees that, upon receipt of any notice from the Company of any event as a result of which the prospectus or any document incorporated therein by reference contains an untrue statement of material fact or omits to state any material fact necessary to make the statements therein not misleading, such Selling Investor will discontinue the distribution of Registrable Securities pursuant to any such prospectus until such Selling Investor receives copies of a supplemented or amended prospectus from the Company. In addition, if the Company requests, the Selling Investor will deliver to the Company (at the Company’s expenses) all copies, other than permanent file copies then in its possession, of the prospectus covering the Registrable Securities current at the time of receipt of the notice. Each Selling Investor agrees not to use any free writing prospectus unless consented to by the Company and (in the case of an Underwritten Offering) the lead Underwriter.

9.                                      INDEMNIFICATION.

(a)                                 To the full extent permitted by law, the Company agrees to indemnify each Selling Investor, its officers and directors, and each person who controls such Selling Investor (within the meaning of the Securities Act and the Exchange Act) against all losses, claims, damages, liabilities and expenses to which any of such persons may become subject under the Securities Act or the Exchange Act arising out of or resulting from (i) any untrue or allegedly untrue statement of material fact contained in any Registration Statement, prospectus or preliminary prospectus or any omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading or any violation by the Company of the Securities Act or any rule or regulation thereunder applicable to the Company and relating to the action or inaction of the Company in connection with any registration, qualification or compliance, except to the extent the untrue statement or omission resulted from information that the Selling Investor furnished in writing to the Company specifically stating that it is for use in the preparation thereof; or (ii) any violation by the Company of any of the Securities Act or the Exchange Act or any applicable state securities laws, or any rules promulgated under any such acts or laws. As to any person entitled to indemnity under this Section 9(a), such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such person.

(b)                                 Each Selling Investor will furnish to the Company in writing the information and affidavits that the Company reasonably requests for use in connection with any Registration Statement or prospectus and each such Selling Investor agrees to indemnify, to the fullest extent permitted by law, the Company, its directors and officers, and each person who controls the Company (within the meaning of the Securities Act and the Exchange Act) against all losses, claims, damages, liabilities and expenses to which any of such persons may become subject under the Securities Act or the Exchange Act resulting from any untrue or allegedly untrue statement of material fact contained in any Registration Statement, prospectus or

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preliminary prospectus or any omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that the untrue statement or omission is contained in or omitted from any information or affidavit such Selling Investor furnished in writing to the Company through an instrument duly executed by such Selling Investor specifically stating that it is for use in the preparation of such Registration Statement, prospectus or preliminary prospectus; provided, however, that the obligations of any Selling Investor hereunder shall be limited to an amount equal to the proceeds received by such Selling Investor from the sale of securities pursuant to the applicable registration statement as contemplated herein. As to any person entitled to indemnity under this Section 9(b), such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such person.

(c)                                  Any person entitled to indemnification under this Section 9 will (x) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (y) unless in the indemnifying party’s reasonable judgment a conflict of interest may exist between the indemnified and indemnifying parties with respect to the claim, permit the indemnifying party to assume the defense of the claim with counsel reasonably satisfactory to the indemnified party. If the indemnifying party does not assume the defense, the indemnifying party will not be liable for any settlement made without its consent (but that consent may not be unreasonably withheld). No indemnifying party will consent to entry of any judgment or will enter into any settlement that does not include as an unconditional term the claimant’s or plaintiffs release of the indemnified party from all liability concerning the claim or litigation. An indemnifying party who is not entitled to or elects not to assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by the indemnifying party with respect to the claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between the indemnified party and any other indemnified party with respect to the claim, in which event the indemnifying party shall be obligated to pay the fees and expenses of additional counsel.

(d)                                 In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (x) any Selling Investor exercising rights under this Agreement, or any controlling person of any such Selling Investor, makes a claim for indemnification pursuant to this Section 9 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case, or (y) contribution under the Securities Act may be required on the part of any such Selling Investor or any such controlling person in circumstances for which indemnification is provided under this Section 9; then, in each such case, the Company and such Selling Investor will contribute to the aggregate losses, claims, damages, liabilities and expenses that they may be subject to (after contribution to others) in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the actions that resulted in such losses, claims, damages, liabilities and expenses, as well as any other relevant equitable considerations; provided, however, that no Selling Investor will be required to contribute any amount in excess of the proceeds actually received by such Selling Investor pursuant to the Registration Statement. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of

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a material fact was made by, or relates to information supplied by, the indemnifying party or the indemnified party, and the indemnifying party’s or the indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in this Agreement, any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 9(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 9(d). No person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

10.                               RULE 144 AND RULE 144A; COMPANY OBLIGATIONS. The Company covenants that it will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder, and it will take such further action as any Investor reasonably may request, all to the extent required from time to time, to enable such Investor to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 under the Securities Act as amended from time to time, or (ii) any similar rule or regulation hereafter adopted by the SEC.

11.                               TERMINATION. This Agreement shall terminate with respect to any Investor as of the date such Investor no longer holds Registrable Securities.

12.                               SUCCESSOR ENTITY. The Company shall not change its form of organization (i.e., to a corporation, partnership or other form of entity), or merge or consolidate into any other Person, unless such changed or successor entity agrees to be bound by this Agreement.

13.                               MOST FAVORED NATION. If at any time or from time to time the Company proposes to provide registration rights to holders of Common Stock or securities convertible or exchangeable into Common Stock, that are more favorable to such holder than or in excess of those provided to the Investors hereunder, then, the Company shall give such Investors written notice in reasonable detail of such proposed registration rights, such notice to be given no less than 10 Business Days prior to the proposed granting of such registration rights (the “Company Notice”), and, at the option of holders of a majority of the Registrable Securities by written notice to the Company within 10 Business Days of the date of the Company’s notice (the “Investor Notice”), the Company shall, concurrently upon the granting of such registration rights to such holder(s), grant or provide such more favorable registration rights to the Investors. If the holders of a majority of the Registrable Securities fail to send a timely Investor Notice, the Investors shall be deemed to have waived their rights under this Section 13, but only with respect to the proposed registration rights that are set forth in the Company Notice.

14.                               INTERPRETATION OF THIS AGREEMENT.

(a)                                 Terms Defined. As used in this Agreement, the following terms have the respective meaning set forth below:

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“2013 Warrantholders” means the holders of the 2013 Warrants.

“2013 Warrants” means the warrants issued in connection with that certain Second Amended and Restated Credit Agreement, dated June 17, 2013, by and among Kadmon Pharmaceuticals, the Predecessor, Macquarie US Trading LLC and the lenders party thereto from time to time.

“2015 Warrantholders” means the holders of the 2015 Warrants.

“2015 Warrants” means the warrants issued in connection with that certain Credit Agreement, dated as of August 28, 2015, among Kadmon Pharmaceuticals, the guarantors party thereto and Perceptive Credit Opportunities Fund, LP, PCOF Partners Capital Fund, LP, and GoldenTree Credit Opportunities, LP, as the lenders.

“2015 Registration Rights Agreement” shall mean the Registration Rights Agreement, dated as of August 28, 2015, by and among the Predecessor and the holders from time to time of $114,760,000 aggregate original principal amount of 13.0% Second-Line Convertible PIK Notes issued by the Predecessor’s wholly owned subsidiary, Kadmon Pharmaceuticals, LLC.

“2016 Registration Rights Agreement” shall mean the Registration Rights Agreement, dated as of [  ], 2016, by and among the Predecessor, Kadmon I, LLC, acting on behalf of itself and the other members of the Predecessor, the 2013 Warrantholders and the 2015 Warrantholders.

“Agreement” is defined in the recitals.

“Business Day” shall mean any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are required or authorized to be closed, provided, that any reference to “days” (unless Business Days are specified) shall mean calendar days.

“Common Stock” is defined in the recitals.

“Company Notice” is defined in Section 13.

“Demand Notice” is defined in Section 2(a).

“Demand Offering” is defined in Section 2(a).

“Effective Date” is defined in the introductory paragraph.

“Exchange Agreement” is defined in the recitals.

“End of Suspension Notice” is defined in Section 5(b).

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Holders of Other Registrable Securities” shall mean the holders of registration rights under the 2015 Registration Rights Agreement and the 2016 Registration Rights

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Agreement.

“Investor” shall mean any Investor and their respective transferees of Registrable Securities.

“Investor Notice” is defined in Section 13.

“Kadmon Pharmaceuticals” means Kadmon Pharmaceuticals, a wholly owned subsidiary of the Company.

“Maximum Offering Size” shall have the meaning set forth in Section 2(e).

“Other Registrable Securities” means Common Stock registrable under the 2015 Registration Rights Agreement and the 2016 Registration Rights Agreement.

“Predecessor” means Kadmon Holdings, LLC, the predecessor to the Company.

“Preferred Stock” is defined in the recitals.

“Public Offering” means any sale or distribution to the public of Common Stock of the Company by each of the Company, any Investor, their respective designees or another holder of securities of the Company pursuant to an offering validly registered under the Securities Act.

“Registration Statement” means any registration statement of the Company that covers Registrable Securities pursuant to the provisions of this Agreement, including the prospectus, amendments and supplements to such registration statement, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

“Registrable Securities” shall mean (i) any shares of Common Stock acquired by the Investors pursuant to the Exchange Agreement, (ii) any shares of Common Stock acquired by the Investors upon a conversion of the shares of Preferred Stock held by such Investor and (iii) any other securities of the Company (or any successor or assign of the Company, whether by merger, consolidation, sale of assets or otherwise) which may be issued or issuable with respect to, in exchange for, or in substitution of, Registrable Securities referenced in the foregoing clauses (i)-(ii) by reason of any dividend, distribution or Common Stock split, combination of shares of Common Stock, merger, consolidation, recapitalization, reclassification, reorganization, sale of assets or similar transaction; provided, that a Registrable Security shall cease to be a Registrable Security when it is registered under the Securities Act and disposed of in accordance with the registration statement covering it.

“Registration Expenses” is defined in Section 6.

“Requesting Investors” shall have the meaning set forth in Section 2(a).

“Required Investors” shall mean, at any time of determination, Investors holding a majority of the Common Stock (i) theretofore issued upon conversion of shares of Preferred

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Stock (and constituting Registrable Securities at such time) or (ii) issuable upon conversion of the shares of Preferred Stock then outstanding.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“SEC” shall mean the Securities and Exchange Commission.

“Shelf Registration Statement” means a “shelf” Registration Statement filed under the Securities Act on Form S-3 providing for the registration of, and the sale on a continuous or delayed basis by the Investors of all of the Registrable Securities pursuant to Rule 415 and/or any similar rule that may be adopted by the SEC, filed by the Company pursuant to Section 1 of this Agreement.

“Suspension Event” is defined in Section 5(b).

“Suspension Notice” is defined in Section 5(b).

“Suspension Period” is defined in Section 5(a).

“Underwriter” means, with respect to any Underwritten Offering, a securities dealer who purchases any Registrable Securities as a principal in connection with a distribution of such Registrable Securities and not as part of such dealer’s market-making activities.

“Underwritten Offering” means a Public Offering in which an Underwriter, placement agent or other intermediary participates in the distribution of Registrable Securities.

“Underwritten Takedown” is defined in Section 1(c).

(b)                                 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE DOMESTIC LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICTS OF LAWS OR PRINCIPLES THEREOF THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK. WITH RESPECT TO ANY LAWSUIT OR PROCEEDING ARISING OUT OF OR BROUGHT WITH RESPECT TO THIS AGREEMENT, OR ANY TRANSACTION CONTEMPLATED HEREBY, EACH OF THE PARTIES HERETO IRREVOCABLY (a) SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE UNITED STATES FEDERAL AND NEW YORK STATE COURTS LOCATED IN THE COUNTY OF NEW YORK IN THE STATE OF NEW YORK; (b) WAIVES ANY OBJECTION IT MAY HAVE AT ANY TIME TO THE LAYING OF VENUE OF ANY PROCEEDING BROUGHT IN ANY SUCH COURT; (c) WAIVES ANY CLAIM THAT SUCH PROCEEDING HAS BEEN BROUGHT IN AN INCONVENIENT FORUM; AND (d) FURTHER WAIVES THE RIGHT TO OBJECT, WITH RESPECT TO SUCH PROCEEDINGS, THAT SUCH COURT DOES NOT HAVE JURISDICTION OVER SUCH PART.

(c)                                  Section Headings. The headings of the sections and subsections of this Agreement are inserted for convenience only and shall not be deemed to constitute a part thereof.

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15.          MISCELLANEOUS.

(a)           Notices.

(i)            All communications under this Agreement shall be in writing and shall be delivered in accordance with Section 7.6 of the Exchange Agreement.

(b)           Reproduction of Documents. This Agreement and all documents relating thereto, including, without limitation, (i) consents, waivers and modifications which may hereafter be executed, (ii) documents received by each Investors pursuant hereto and (iii) financial statements, certificates and other information previously or hereafter furnished to each Investor, may be reproduced by each Investor by a photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and each Investor may destroy any original document so reproduced. All parties hereto agree and stipulate that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by each Investor in the regular course of business) and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

(c)           Successors and Assigns. The Agreement will inure to the benefit of and be binding on the parties hereto and their respective successors and permitted assigns. The Investors may assign their rights and obligations hereunder to any transferee of their Registrable Securities who enters into an agreement to be bound by the terms of this Agreement in the form of the Joinder Agreement attached hereto as Exhibit A. By delivering an executed Joinder Agreement, such additional persons shall be deemed to be a party thereto and such Joinder Agreement shall be a part of this Agreement.

(d)           Entire Agreement; Amendment and Waiver. This Agreement constitutes the entire understanding of the parties hereto relating to the subject matter hereof and supersede all prior understandings among such parties. The Agreement may be amended, supplemented or otherwise modified only by a written instrument executed by the Company and the Required Investors. No waiver by any party of any of the provisions of the Agreement will be effective unless explicitly set forth in writing and executed by the party so waiving. Except as provided in the preceding sentence, no action taken pursuant to the Agreement, including without limitation, any investigation by or on behalf of any party, will be deemed to constitute a waiver by the party taking such action of compliance with any covenants or agreements contained herein. The waiver by any party hereto of a breach of any provision of the Agreement will not operate or be construed as a waiver of any subsequent breach.

(e)           Severability. In the event that any part or parts of this Agreement shall be held illegal or unenforceable by any court or administrative body of competent jurisdiction, such determination shall not affect the remaining provisions of this Agreement which shall remain in full force and effect.

(f)            Third Parties. Except as otherwise set forth herein, the Agreement does not create any rights, claims or benefits inuring to any person that is not a party thereto nor create or establish any third party beneficiary thereto.

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(g)           Specific Performance. Without limiting or waiving in any respect any rights or remedies of the parties hereto under the Agreement, each of the parties will be entitled to seek specific performance of the obligations to be performed by the other in accordance with the provisions of the Agreement. The Company and the Investors hereby declare that it is impossible to measure in money the damages which will accrue to the parties hereto by reason of the failure of any party to perform any of its obligations under this Agreement. If any party hereto shall institute any action or proceeding to enforce the provisions hereof, each of the Company and the Investors hereby waives the claim or defense that the party instituting such action or proceeding has an adequate remedy at law.

(h)           Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall be considered one and the same agreement.

[The remainder of this page is intentionally blank - signatures on next page.]

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IN WITNESS WHEREOF, this Registration Rights Agreement has been executed by the parties as of the date first above written.

THE COMPANY

KADMON HOLDINGS, INC.

By:
Name:
Title:

[Signature Page to Registration Rights Agreement]

INVESTORS:

MACQUARIE BANK LIMITED

By:
Name:
Title:

[Signature Page to Registration Rights Agreement]

SPCP GROUP, LLC

By:
Name:
Title:

[Signature Page to Registration Rights Agreement]

SAN BERNARDINO COUNTY EMPLOYEES RETIREMENT ASSOCIATION

By: GoldenTree Asset Management, LP

By:
Name:
Title:

GOLDENTREE 2004 TRUST

By: GoldenTree Asset Management, LP

By:
Name:
Title:

GT NM, L.P.

By: GoldenTree Asset Management, LP

By:
Name:
Title:

GN3 SIP LIMITED

By: GoldenTree Asset Management, LP

By:
Name:
Title:

STELLAR PERFORMER GLOBAL SERIES: SERIES G — GLOBAL CREDIT

By: GoldenTree Asset Management, LP

By:
Name:
Title:

[Signature Page to Registration Rights Agreement]

EXHIBIT A

JOINDER AGREEMENT

By executing this JOINDER AGREEMENT, the undersigned hereby agrees to become a party to the Registration Rights Agreement dated as of [   ], 2016, by and among Kadmon Holdings, Inc., a Delaware corporation, and the Investors (as defined therein) signatory thereto, and that he/she/it will have all the rights and obligations of an Investor provided under such Registration Rights Agreement.

Dated:

[NAME]

By:
Name:
Title:

Address:

Email:

Facsimile No.: